                                                                  EXECUTION COPY
                                                                  Exhibit (D)(1)

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                                  FARR COMPANY

                                      and

                         FORVALTNINGS AB RATOS (PUBL.)

                                      and

                            RATOS ACQUISITION CORP.



                           Dated as of March 26, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I   THE OFFER .........................................................1

       1.1. The Offer .........................................................1
       1.2. Company Actions ...................................................4
       1.3. Board of Directors; Section 14(f) .................................5

ARTICLE II  THE MERGER; CLOSING; EFFECTIVE TIME ...............................6

       2.1. The Merger ........................................................6
       2.2. Closing ...........................................................6
       2.3. Effective Time ....................................................7
       2.4. Options ...........................................................7

ARTICLE III CERTIFICATE OF INCORPORATION AND BYLAWS OF THE
            SURVIVING CORPORATION; OFFICERS AND DIRECTORS OF
            THE SURVIVING CORPORATION .........................................7

       3.1. Certificate of Incorporation ......................................7
       3.2. Bylaws ............................................................7
       3.3. Directors .........................................................7
       3.4. Officers ..........................................................8

ARTICLE IV  EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
            CERTIFICATES FOR MERGER CONSIDERATION .............................8

       4.1. Effect on Capital Stock ...........................................8
            (a)  Merger Consideration .........................................8
            (b)  Cancellation of Excluded Shares ..............................8
            (c)  Merger Sub ...................................................8
       4.2. Exchange of Certificates for Payment ..............................8
            (a)  Exchange Agent ...............................................8
            (b)  Exchange Procedures ..........................................8
            (c)  Transfers ....................................................9
            (d)  Termination of Merger Fund ...................................9
            (e)  Return of Consideration ......................................9
            (f)  Lost, Stolen or Destroyed Certificates .......................9
       4.3. Dissenters' Shares ...............................................10

ARTICLE V   REPRESENTATIONS AND WARRANTIES ...................................10

       5.1. Representations and Warranties of the Company ....................10
            (a)  Organization, Good Standing, Corporate Power and
                 Qualification; Subsidiaries and Other Interests .............10
            (b)  Capital Structure ...........................................10

            (c)  Corporate Authority; Approval and Fairness ..................11
            (d)  Governmental Filings; No Violations .........................11
            (e)  Company Reports; Financial Statements .......................12
            (f)  Absence of Certain Changes ..................................13
            (g)  Litigation and Liabilities ..................................13
            (h)  Employee Benefits ...........................................14
            (i)  Compliance with Laws ........................................15
            (j)  Takeover Statutes ...........................................16
            (k)  Environmental Matters .......................................16
            (l)  Taxes .......................................................17
            (m)  Labor Matters ...............................................18
            (n)  Brokers and Finders .........................................18
            (o)  Certain Business Practices ..................................18
            (p)  Insurance ...................................................18
            (q)  Intellectual Property .......................................18
            (r)  Rights Plan .................................................19
            (s)  Contracts ...................................................19
            (t)  Real Property and Other Assets ..............................20
       5.2. Representations and Warranties of Parent and Merger Sub ..........20
            (a)  Organization, Good Standing and Qualification ...............20
            (b)  Ownership of Merger Sub .....................................20
            (c)  Corporate Authority .........................................20
            (d)  Governmental Filings; No Violations .........................21
            (e)  Brokers and Finders .........................................21
            (f)  Financing ...................................................21
            (g)  Share Exchange Option Agreement .............................22
            (h)  Environmental Reports .......................................22

ARTICLE VI  COVENANTS ........................................................22

       6.1. Interim Operations ...............................................22
       6.2. Third Party Acquisitions .........................................24
       6.3. Filings; Other Actions; Notification .............................25
       6.4. Information Supplied .............................................27
       6.5. Stockholders Meeting .............................................27
       6.6. Access ...........................................................28
       6.7. Publicity ........................................................28
       6.8. Status of Company Employees; Employee Benefits ...................28
       6.9. Expenses .........................................................28
      6.10. Indemnification ..................................................29
      6.11. Other Actions by the Company and Parent ..........................31

ARTICLE VII CONDITIONS .......................................................31

       7.1. Conditions to Each Party's Obligation to Effect Merger ...........31
            (a)  Stockholder Approval ........................................31
            (b)  Regulatory Consents .........................................31
            (c)  Litigation ..................................................31

       7.2.  Conditions to Obligations of Parent and Merger Sub ..............32
             (a)  Representations and Warranties .............................32
             (b)  Performance of Obligations of the Company ..................32
       7.3.  Conditions to Obligations of the Company ........................32
             (a)  Representations and Warranties .............................32
             (b)  Performance of Obligations of Parent and Merger Sub ........32

ARTICLE VIII TERMINATION .....................................................32

       8.1.  Termination by Mutual Consent ...................................32
       8.2.  Termination by Either Parent or the Company .....................32
       8.3.  Termination by the Company ......................................33
       8.4.  Termination by Parent and Merger Sub ............................33
       8.5.  Effect of Termination and Abandonment; Termination Fee ..........34
       8.6.  Procedure for Termination .......................................34

ARTICLE IX   MISCELLANEOUS ...................................................35

       9.1.  Survival ........................................................35
       9.2.  Certain Definitions .............................................35
             (a)  Affiliate ..................................................35
             (b)  Business Day ...............................................35
             (c)  Capital Stock ..............................................35
             (d)  Company Material Adverse Effect ............................35
             (e)  Depositary .................................................35
             (f)  knowledge, to the knowledge of, has received no notice .....35
             (g)  Lien .......................................................35
             (h)  Parent Material Adverse Effect .............................36
             (i)  Permitted Liens ............................................36
             (j)  Person .....................................................36
             (k)  Subsidiary or Subsidiaries .................................36
       9.3.  No Personal Liability ...........................................36
       9.4.  Modification or Amendment .......................................36
       9.5.  Waiver of Conditions ............................................36
       9.6.  Counterparts ....................................................37
       9.7.  Governing Law and Venue; Waiver of Jury Trial ...................37
       9.8.  Notices .........................................................38
       9.9.  Entire Agreement ................................................39
       9.10. No Third Party Beneficiaries ....................................39
       9.11. Obligations of the Company and Surviving Corporation ............39
       9.12. Severability ....................................................39
       9.13. Interpretation ..................................................39
       9.14. Assignment ......................................................40

ANNEX A .....................................................................A-1

                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                            Page
                                                                            ----

Affiliate .....................................................................5
Agreement .....................................................................1
Annex A .......................................................................2
Audit Date ...................................................................12
Balance Sheet ................................................................13
Beneficial Owner .............................................................19
beneficially own .............................................................19
Business Day .................................................................35
Bylaws ........................................................................7
Camfil .......................................................................22
Capital Stock ................................................................35
Certificate ...................................................................8
Charter .......................................................................7
Claim ........................................................................29
Closing .......................................................................6
Closing Date ..................................................................7
Code .........................................................................14
Common Stock ..................................................................1
Commonly Controlled Entity ...................................................14
Company .......................................................................1
Company 10-K .................................................................12
Company Advisors .............................................................24
Company Disclosure Schedule ..................................................10
Company Employees ............................................................28
Company Labor Agreements .....................................................18
Company Material Adverse Effect ..............................................35
Company Option ...............................................................11
Company Reports ..............................................................12
Company Requisite Vote .......................................................11
Company's Board ...............................................................2
Compensation and Benefit Plans ...............................................14
Confidential Information .....................................................28
Confidentiality Agreement ....................................................28
Contract .....................................................................12
Costs ........................................................................29
Delaware Certificate of Merger ................................................7
Depositary ...................................................................35
DGCL ..........................................................................4
Dissenters' Shares ...........................................................10
Effective Time ................................................................7
Employment Agreements .........................................................2

Employment and Severance Agreements ..........................................28
Environmental Laws ...........................................................16
ERISA ........................................................................14
Exchange Act ..................................................................1
Exchange Agent ................................................................8
Excluded Shares ...............................................................8
Expiration Date ...............................................................2
Fairness Opinion ..............................................................4
Financial Advisor .............................................................4
GAAP .........................................................................13
Government Consents ..........................................................12
Governmental Entity ..........................................................12
Hazardous Material ...........................................................16
HSR Act ......................................................................12
HSR Filing ...................................................................12
Indemnified Parties ..........................................................29
Indemnified Party ............................................................29
Independent Directors .........................................................5
knowledge, to the knowledge of, has received no notice .......................35
Laws .........................................................................15
Lien .........................................................................35
Merger ........................................................................1
Merger Consideration ......................................................... 8
Merger Fund ...................................................................8
Merger Sub. ...................................................................1
Minimum Condition .............................................................2
NASD .........................................................................12
Offer .........................................................................1
Offer Documents ...............................................................3
Offer Price ...................................................................1
Option Agreement .............................................................22
Order ........................................................................31
Parent ........................................................................1
Parent Directors ..............................................................5
Parent Material Adverse Effect ...............................................36
Pension Plans ................................................................14
Permitted Liens ..............................................................36
Person .......................................................................36
Proxy Statement ..............................................................27
Representatives ..............................................................28
Rights Agreement .............................................................19
Schedule 14D-9 ................................................................4
Schedule TO ...................................................................3
SEC ...........................................................................3
Shares ........................................................................1
Stock Option Plans ...........................................................11

Stockholders Meeting .........................................................27
Subsidiary or Subsidiaries ...................................................36
Superior Proposal ............................................................25
Surviving Corporation .........................................................6
Takeover Statute .............................................................16
Taxes ........................................................................17
Third Party ..................................................................25
Third Party Acquisition ......................................................25
Transaction Value .............................................................1
Transfer .....................................................................22
Voting Debt ..................................................................11

                          COMPANY DISCLOSURE SCHEDULE

Section                      Description

Section 5.1(a)(i)            Company Subsidiaries and Other Interests
Section 5.1(f)               Certain Changes
Section 5.1(g)               Litigation and Liabilities
Section 5.1(h)(i)            Compensation and Benefit Plans
Section 5.1(i)               Compliance with Laws
Section 5.1(k)               Environmental Matters
Section 5.1(l)               Certain Tax Matters
Section 5.1(m)               Labor Matters
Section 5.1(q)               Intellectual Property
Section 5.1(s)               Contracts
Section 5.1(t)               Real Property and Other Assets
Section 6.10                 Indemnity Contracts

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated
                                                            ---------
as of March 26, 2000, among Farr Company, a Delaware corporation (the "Company"), Forvaltnings AB Ratos (publ.), a Swedish corporation ("Parent"), and
 -------                                                           ------
Ratos Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("Merger Sub").
                       ----------

                                    RECITALS

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the
      ------
conditions set forth in this Agreement; and

     WHEREAS, in furtherance thereof, pursuant to this Agreement, Merger Sub has agreed to commence a tender offer (the "Offer") to acquire all of the
                                        -----
outstanding shares (the "Shares") of common stock, par value $.10 per share, of
                         ------
the Company (the "Common Stock") and to cash out all of the Company Options (as
                  ------------
defined in Section 5.1(b)) for a total cash consideration of U.S.$134,024,308.60 (the "Transaction Value"), which translates into a price, if the representations
      -----------------
in Section 5.1(b) are correct, of $17.45 per Share (such price (contingent upon the accuracy of the representations in Section 5.1(b)), or any different amount per share paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), all in accordance with the terms and subject to the conditions
 -----------
provided herein;

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

     1.1. The Offer.
          ---------

          (a) Subject to compliance with the four conditions listed below, as promptly as practicable, but in no event later than Tuesday, April 4, 2000, or, if later, as soon as each of the four conditions listed below has been satisfied, Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer for
                                                  ------------
any and all of the Shares at the Offer Price, which Offer shall be subject to the conditions set forth in Annex A (as defined below):

              (i) This Agreement shall not have been terminated in accordance with Article VIII;

              (ii) Each member of the Board of Directors of the Company on and as of the date hereof shall have entered into a binding agreement with Parent and Merger Sub obligating him or her (x) to tender all shares held by him or her into the Offer unless the Board determines not to recommend the Offer pursuant to Section 1.2(b) or Section 6.2(b), and (y) to appoint new members to and to resign from the Board of Directors to the extent required in order to allow the Company to comply with Section 1.3(a);

              (iii) The employment agreement between the Company and John C. Johnston and the amendment to the employment agreement between the Company and
H. Jack Meany, substantially in the form previously conveyed by Parent to the Company (together, the "Employment Agreements"), shall have been executed and remain in effect; and

              (iv) The Company shall be prepared to comply with Sections 1.2(b) and 6.3(c).

The parties agree such public announcement shall occur promptly after the execution and delivery of this Agreement. The obligation of Merger Sub to accept for payment and to pay for any Shares tendered shall be subject only to (i) the condition that more than a majority of the issued and outstanding Shares be validly tendered and not withdrawn (the "Minimum Condition"), and (ii) the other
                                         -----------------
conditions set forth in Annex A hereto ("Annex A"). Merger Sub expressly
                                         -------
reserves the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that, unless previously approved by the Board of Directors of the Company (the "Company's
                                                                   ---------
Board") in writing, no change may be made which (i) decreases the Offer Price,
-----
(ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Annex A, (v) amends the conditions set forth in Annex A to broaden the scope of such conditions,
(vi) amends any other term of the Offer in a manner adverse to the holders of the Shares, (vii) extends the Offer except as provided in Section 1.1(b), or
(viii) amends the Minimum Condition. It is agreed that the conditions set forth in Annex A, other than the Minimum Condition, are for the sole benefit of Parent and Merger Sub and may be waived by Parent or Merger Sub, in whole or in part at any time and from time to time in its sole discretion; the Minimum Condition may only be waived by Parent with the prior written approval of the Company's Board. The failure by Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or any of its Subsidiaries (as defined in Section 9.2) will be tendered in the Offer.

     (b) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is twenty (20) Business Days after the date the Offer is commenced (the initial "Expiration Date", and any
                                                    ---------------
expiration time and date established pursuant to an authorized extension of the Offer as so extended, also an "Expiration Date"); provided, however, that
                               ---------------
without the consent of the Company's Board, Merger Sub may (i) from time to time extend the Offer (each such individual extension not to exceed five (5) Business Days after the previously scheduled Expiration Date), if at the scheduled Expiration Date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (iii)
                 ---
extend the Offer for a subsequent offering period (as provided in Rule 14d-11 under the Exchange Act) of up to twenty (20) Business Days in order to acquire over 90% of the outstanding Shares, provided that no such extension for a subsequent offering period shall occur unless Merger Sub has purchased Shares in number fulfilling the Minimum Condition and all additional shares tendered through the period of the last Expiration Date. Merger Sub agrees that if any of the conditions to the Offer set forth on Annex A other than the last two conditions thereon (conditions (a) and (b) on page A-2 of this Agreement) are not satisfied on any scheduled Expiration Date, then if all such conditions are reasonably capable of being satisfied prior to May 31, 2000, Merger Sub shall extend the Offer from time to time (each such individual extension not to exceed ten (10) Business Days after the previously scheduled Expiration Date) until such conditions are satisfied or waived; provided, that Merger Sub shall not be required to extend the Offer beyond, and without the approval of the Company's Board the Offer will not be extended beyond, May 31, 2000. Subject to the terms and conditions of the Offer and this Agreement, Merger Sub shall accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to accept for payment and pay for pursuant to the Offer, as promptly as practicable after the expiration of the Offer.

     (c) As soon as practicable on the date the Offer is commenced, Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain as an
 -----------
exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Merger Sub agree that the Schedule TO, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "Offer
                                                                  -----
Documents") shall comply in all material respects with the Exchange Act and the
---------
rules and regulations thereunder and other applicable Laws (as defined in Section 5.1(i)). Parent and Merger Sub further agree that the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the written information provided by the Company for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Merger Sub agrees to provide the Company with any comments (in writing if such comments are received orally or a copy of any written comments) Merger Sub or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

     1.2.  Company Actions.
           ---------------

           (a) The Company hereby approves of and consents to the Offer and represents that the Company's Board, at a meeting duly called and held, has by unanimous vote of the directors present at such meeting, but subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are fair to and in the best interests of the Company and its stockholders (other than Parent and its Affiliates), (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects and such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Section 203 of the Delaware General Corporation Law (the "DGCL"), and (iii) resolved to recommend that the
                              ----
stockholders of the Company accept the Offer, tender their Shares thereunder to Merger Sub and approve and adopt this Agreement and the Merger; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that failure to take such action is reasonably likely to result in a breach of the fiduciary obligations of the Company's Board under applicable law. The Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company also represents that the Company's Board has reviewed the opinion of Tucker Anthony Cleary Gull, financial advisor to the Company's Board (the "Financial Advisor"), that, as of the date of this Agreement, the consideration
 -----------------
to be received pursuant to this Agreement is fair to the stockholders of the Company (other than Parent and its Affiliates) from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial
      ----------------
Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Offer Documents, the Schedule 14D-9 (as defined below) and the Proxy Statement (as defined in Section 6.4).

           (b) The Company shall file with the SEC, concurrently with or as soon as practicable following the filing of the Schedule TO, but in no event later than the next Business Day after the filing of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-9 ") containing the recommendation described in Section 1.2(a)
 --------------
and shall mail the Schedule 14D-9 to the stockholders of the Company to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws; provided, however, that if the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that the amendment or withdrawal of such recommendation is reasonably likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any such amendment or withdrawal, and any related amendment of the Schedule 14D-9, shall not constitute a breach of this Agreement. The Company agrees that the Schedule 14D-9 shall comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable laws. The Company further agrees that Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in Schedule 14D-9. Each of the Company, Parent and Merger Sub agrees promptly to correct any written information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent, Merger Sub and their counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC.

     (c) In connection with the Offer, the Company shall cause its transfer agent to promptly furnish Parent and Merger Sub with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent, Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

     1.3.  Company's Board; Section 14(f).
           ------------------------------

           (a) Promptly upon the purchase of Shares pursuant to the Offer, and from time to time thereafter, if the Minimum Condition has been met, and subject to the next sentence of this Section 1.3(a), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company's Board as is equal to the product of the total number of directors on the Company's Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or its affiliates bears to the total number of Shares then outstanding; provided, however, that if Merger Sub shall have acquired at least 90% of the outstanding Shares in the Offer, Parent shall be entitled to designate all of the members of the Company's Board (the "Parent Directors"). The Company shall, upon request of Parent, promptly take
 ----------------
all actions necessary to cause the Parent Directors to be so appointed, including, if necessary, increasing the size of the Company's Board (to the extent permitted by the Company's certificate of incorporation and bylaws) and/or seeking the resignations of one or more existing directors; provided, however, that if Merger Sub shall not have acquired at least 90% of the outstanding Shares prior to the Effective Time (as defined in Section 2.3), the Company's Board shall at all times have at least two members who are members of the Company's Board on the date of this Agreement and are neither officers of the Company or any of its Subsidiaries, or officers or directors of Parent or any of its Affiliates (as defined in Section 9.2) ("Independent
                                                    -----------

Directors"). If the number of Independent Directors is reduced to one prior to
---------
the Effective Time, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall not be an officer or affiliate of the Company or any of its Subsidiaries, or an officer, director or affiliate of Parent or any of its Subsidiaries, and such person shall be deemed an Independent Director for all purposes of this Agreement. If no Independent Directors then remain, a majority of the other directors of the Company on the date hereof shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its Subsidiaries, or officers, directors or affiliates of Parent or any of its Subsidiaries, and such persons shall be deemed to be Independent Directors for all purposes of this Agreement.

     (b) The Company's obligation to appoint the Parent Directors to the Company's Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section
1.3. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by such Section and Rule.

     (c) Following the election or appointment of the Parent Directors pursuant to this Section 1.3 and prior to the Effective Time, if there shall be any Independent Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub or any waiver of any of the Company's rights hereunder, will require the concurrence of a majority of such Independent Directors.

                                   ARTICLE II

                       THE MERGER; CLOSING; EFFECTIVE TIME

     2.1. The Merger. Upon the terms and subject to the conditions set forth in
          ----------
this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be
                                ---------------------
governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in
Article III. The Merger shall have the effects specified in the DGCL. Parent, as the sole stockholder of Merger Sub, hereby approves the Merger and this Agreement.

     2.2. Closing. The closing of the Merger (the "Closing") shall take place
          -------                                  -------
(i) at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California at 9:00 a.m., Pacific time, on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and
time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").
      ------------

     2.3. Effective Time. As soon as practicable following the Closing, the
          --------------
Company and Parent will cause a Certificate of Merger (the "Delaware Certificate
                                                            --------------------
of Merger") to be executed, acknowledged and filed with the Secretary of State
---------
of Delaware as provided in Section 251 or 253, as the case may be, of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").
 --------------

     2.4. Options. At the Effective Time, all Company Options (whether vested or
          -------
unvested) shall be cancelled and only entitle each holder thereof, and each holder thereof shall receive from the Surviving Corporation, an amount in cash equal to, for each share with respect to such Company Option, the excess, if any, of (A) the Offer Price over (B) the per share exercise price under such Company Option. Parent, or Merger Sub, as applicable, shall be entitled to deduct or withhold from the cash consideration otherwise payable to a holder of a Company Option any amounts required to be withheld under applicable tax laws.

                                  ARTICLE III

                        CERTIFICATE OF INCORPORATION AND
                BYLAWS OF THE SURVIVING CORPORATION; OFFICERS AND
                     DIRECTORS OF THE SURVIVING CORPORATION

     3.1. Certificate of Incorporation. The certificate of incorporation of the
          ----------------------------
Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until
                                                                -------
duly amended as provided therein or by applicable Law, except that:

          (a) Article Fourth of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share;" and

          (b) The first sentence of Article Fifth of the Charter shall be amended to read as follows: "The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than two directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors."

     3.2. Bylaws. The bylaws of the Company in effect at the Effective Time
          ------
shall be the bylaws of the Surviving Corporation (the "Bylaws"), until
                                                       ------
thereafter amended as provided therein or by applicable Law, subject to the restrictions contained in Section 6.10(d).

     3.3. Directors. The directors of Merger Sub at the Effective Time shall,
          ---------
from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

     3.4. Officers. The officers of the Company at the Effective Time, with the
          --------
exception of the Chairman who shall be the Chairman of Merger Sub, shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

                                   ARTICLE IV

               EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
                     CERTIFICATES FOR MERGER CONSIDERATION

     4.1. Effect on Capital Stock. At the Effective Time, as a result of the
          -----------------------
Merger and without any action on the part of the holder of any Capital Stock (as defined in Section 9.2) of the Company:

          (a) Merger Consideration. Each Share issued and outstanding
              --------------------
immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent or Shares that are owned by the Company or any direct or indirect Subsidiary of the Company (collectively, the "Excluded Shares")) shall be converted into, and become
                    ---------------
exchangeable for the Offer Price, without interest (the "Merger Consideration").
                                                         --------------------
At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded
 -----------
Shares) shall thereinafter represent only the right to receive the Merger Consideration.

          (b) Cancellation of Excluded Shares. Each Excluded Share issued and
              -------------------------------
outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Merger Sub. At the Effective Time, each share of common stock, par
              ----------
value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     4.2. Exchange of Certificates for Payment.
          ------------------------------------

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or
              --------------
shall cause to be deposited, with an exchange agent selected by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, cash in U.S.
 --------------
dollars in an amount equal to the Merger Consideration multiplied by the aggregate outstanding Shares (other than Excluded Shares) to be paid pursuant to
Section 4.1(a) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such aggregate cash amount when paid to the Exchange Agent being hereinafter referred to as the "Merger Fund").
                                      -----------
          (b) Exchange Procedures. Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal (which shall, among other matters, specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual receipt of the Certificates (or affidavits of loss in lieu thereof) by the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration due and payable to such holder. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount (after giving effect to any required tax withholdings) of the Merger Consideration due and payable in respect of such holder's Shares and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. All Merger Consideration paid upon surrender for exchange of Shares in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for the amount of cash to be paid upon due surrender of the Certificate may be delivered to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Transfers. After the Effective Time, there shall be no transfers
              ---------
     on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

          (d) Termination of Merger Fund. Any portion of the Merger Fund
              --------------------------

     (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their Merger Consideration payable pursuant to
     Section 4.1 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


          (e) Return of Consideration. Any portion of the Merger Fund
              -----------------------
     representing Merger Consideration payable in respect of Dissenters' Shares (as defined in Section 4.3) for which appraisal rights have been perfected shall be returned to Parent, upon demand.

          (f) Lost, Stolen or Destroyed Certificates. In the event any
              --------------------------------------

     Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in an amount determined by Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to Section 4.1 upon due surrender of the Certificate representing such Shares pursuant to this Agreement.

     4.3. Dissenters' Shares. Notwithstanding Section 4.1, Shares outstanding
          --------------
immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL ("Dissenters' Shares'")
                                                        -------------------
shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Dissenters' Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to Parent and Merger Sub as follows:

          (a) Organization, Good Standing, Corporate Power and Qualification;
              ---------------------------------------------------------------
     Subsidiaries and Other Interests.
     --------------------------------

               (i) Each of the Company and its Subsidiaries (x) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (y) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (z) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually and in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect (as defined in Section 9.2). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents), each as amended to the date hereof. The Company's and its Subsidiaries' certificates of incorporation and bylaws (or comparable governing documents) are in full force and effect.

               (ii) Section 5.1(a) of the Company Disclosure Schedule delivered by the Company to Parent at least one (1) day prior to the date of this Agreement (the "Company Disclosure Schedule") contains a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized and qualified to do business and the percentage of outstanding Capital Stock of such Subsidiaries that is directly or indirectly owned by the Company.

          (b) Capital Structure. The authorized Capital Stock of the Company
              -----------------
     consists of twenty million (20,000,000) Shares, of which 7,294,519 were outstanding as of the date of this

     Agreement. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no authorized preferred stock. As of the date of this Agreement, there were 697,200 outstanding purchase rights or options to purchase Shares having an average exercise price of $7.79 (each, a "Company Option"), including all Company
                                       --------------
     Options issued under the Company's (i) 1983 Stock Option Plan for Key Employees, (ii) 1991 Stock Option Plan for Non-Employee Directors, and
     (iii) 1993 Stock Option Plan for Key Employees, in each case as amended to the date hereof (collectively, the "Stock Option Plans"). The Stock Option
                                         ------------------
     Plans are the only plans under which any Company Options are outstanding. As of the date of this Agreement, other than the Shares reserved for issuance upon exercise of outstanding Company Options, there are no Shares reserved for issuance or any commitments for the Company to issue Shares. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of all Liens except for Permitted Liens (as defined in Section 9.2). Except for Company Options, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or commitments to issue or sell any shares of Capital Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company, any shares of Capital Stock or other securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Shares constitute the only class of securities of the
       -----------
     Company or any of its Subsidiaries registered or required to be registered under the Exchange Act.

          (c) Corporate Authority; Approval and Fairness.
              ------------------------------------------

               (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject (if required by law) only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"). Assuming due execution and
                       ----------------------
          delivery by Parent and Merger Sub, this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

               (ii) The Company's Board has by unanimous vote of the directors present at such meeting approved this Agreement and the Merger and the other transactions contemplated hereby including, without limitation, the Offer, has received and reviewed the Fairness Opinion and duly taken all other actions described in Sections 1.2(a) and 5.1(j).

          (d) Governmental Filings; No Violations.
              -----------------------------------

               (i) Other than the filings and/or notices (A) pursuant to Section 1.2, (B) with the Delaware Secretary of State, (C) under the Hart-Scott-Rodino Antitrust

          Improvements Act of 1976, as amended (the "HSR Act", and a filing
                                                     -------
          under the HSR Act, a "HSR Filing") and the Exchange Act, (D) to comply
                                ----------
          with state securities or "blue sky" laws and (E) with the National Association of Securities Dealers (the "NASD"), no notices, reports or
                                                  ----
          other filings are required to be made nor are any consents, registrations, approvals, permits or authorizations (collectively, "Government Consents") required to be obtained by the Company from any
           -------------------
          court or other governmental or regulatory authority, agency, commission, body or other governmental or regulatory authority, agency, commission, body or other governmental entity (a "Governmental
                                                                    ------------
          Entity"), in connection with the execution and delivery of this
          ------
          Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually and in the aggregate, reasonably likely to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation (a "Contract") binding upon the Company
                                            --------
          or any of its Subsidiaries or any order, writ, injunction, decree of any court or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or
          (C) any change in the rights or obligations of any party under any Contract; except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, or change that, when taken together with all other breaches, violations, defaults, accelerations or changes, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (e) Company Reports; Financial Statements. The Company has made
              -------------------------------------
     available to Parent each registration statement, report, proxy statement or information statement filed with the SEC by it in respect of the fiscal year ended January 1, 2000 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (the "Company 10-K"), in the form (including exhibits, annexes and any
      ------------
     amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of
                                                       ---------------
     their respective dates, the Company Reports complied, and any Company Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended, and the Company Reports did not, and any Company Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied
                                                ----
     during the periods involved, except as may be noted therein. For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of
                         -------------
     the Company as of January 1, 2000 set forth in the Company 10-K. Except as set forth in Company Reports filed with the SEC prior to the date hereof or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Company Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet (including the notes thereto) of the Company and its Subsidiaries taken as a whole and which individually or in the aggregate would have a Company Material Adverse Effect.

          (f) Absence of Certain Changes. Except as disclosed in Section 5.1(f)
              --------------------------
     of the Company Disclosure Schedule or in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) change in the financial condition, properties or results of operations of the Company and its Subsidiaries, except for those changes that, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the Capital Stock of the Company or any of its Subsidiaries (other than wholly-owned Subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries; or (iv) material change by the Company or any of its Subsidiaries in accounting principles, practices or methods, except in so far as may have been required by GAAP.

          (g) Litigation and Liabilities. Except as disclosed in Section 5.1(g)
              --------------------------
     of the Company Disclosure Schedule or in the Company Reports filed prior to the date hereof, and except for matters which, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)); or
     (iii) other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities for, the Company or any of its Subsidiaries.

          (h) Employee Benefits.
              -----------------

               (i) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, whether written or oral, that covers employees or directors of the Company or any of its Subsidiaries, or pursuant to which former employees or directors of the Company or any of its Subsidiaries are entitled to current or future benefits. The Company has made available to Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"),
                    -----                                      -------------
          employee welfare benefit plans" (as defined in Section 3(1) of ERISA and all other Compensation and Benefit Plans maintained by, or contributed to, the Company or any of its Subsidiaries or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Commonly Controlled
                                                           -------------------
          Entity") for the benefit of any current employees, officers or
          ------
          directors of the Company or any of its Subsidiaries. The Compensation and Benefit Plans are listed on Section 5(h)(i) of the Company Disclosure Schedule. The Company has also made available to Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required),
          (2) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and
          (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Each Compensation and Benefit Plan has been administered in all material respects in accordance with its terms. All of the Compensation and Benefit Plans are in substantial compliance with applicable provisions of ERISA and the Code.

               (ii) All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. Each Compensation and Benefit Plan is in substantial compliance with all reporting and disclosure requirements of ERISA and the Code and the Company, its Subsidiaries and each Commonly Controlled Entity is, in respect of each such plan, in compliance with the fiduciary responsibility provisions of ERISA.

               (iii) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Compensation and Benefit Plan that is subject to Title IV of ERISA.

               (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made. Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity nor any officer, director or employee of any of them has, in respect of any Compensation and Benefit Plan, committed any prohibited transaction under ERISA Sections 406 or 407 or Code Section 4975 or otherwise incurred excise tax liability under Chapters 43 and 47 under Subtitle D of the Code.

               (v) Except as specifically disclosed on Section 5.1(h)(i) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of the Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any payments under, any of the Compensation and Benefit Plans which would not be deductible under Section 162(m) or
          Section 280G of the Code.

               (vi) All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

               (vii) Except as disclosed in Section 5.1(h)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries provides any welfare benefits including health, life, or disability insurance, pursuant to a welfare benefit plan (as defined in ERISA
          Section 3(1)) or otherwise to any former employee except pursuant to
          Section 4980B of the Code.

               (viii) All Compensation and Benefit Plans maintained outside of the United States comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any such Compensation and Benefit Plan.

          (i) Compliance with Laws. Except as otherwise specifically disclosed
              --------------------
     herein, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, injunction, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. To the knowledge of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually and in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          (j) Takeover Statutes. No "fair price", "moratorium" or "control share
              -----------------
     acquisition" anti-takeover statute or regulation of the States of Delaware or California (each a "Takeover Statute") is applicable to the Company, the
                            ----------------
     Shares, the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Company's Board has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement, and the transactions contemplated by this Agreement the provisions of Section 203 of DGCL to the extent, if any, such Section is applicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement.

          (k) Environmental Matters.
              ---------------------

               (i) The term "Environmental Laws" means any Federal, state, local
                             ------------------
          or foreign statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, agency requirement, judgment, order, decree, common law or injunction relating to: (A) Releases (as defined in 42 U.S.C.(S) 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, presence, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) natural resources, or (D) the protection of human health or the environment, and includes all "Environmental Laws" as they are defined in any indemnification provision in any contract, lease, or agreement to which Company is a party. The term "Hazardous Material" means (1)
                                                 ------------------
          any substance regulated under any Environmental Law due to its harmful or potentially harmful effects, including hazardous substances (as defined in 42 U.S.C. (S) 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials,
          (5) PCBs or materials containing PCBs, (6) radioactive materials, and
          (7) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company is a party.


               (ii) Except as specifically disclosed on Section 5.1(k) of the Company Disclosure Schedule, during the period of ownership or operation by the Company and its Subsidiaries of any of their current or previously owned, leased or operated properties, (A) there have been no Releases of Hazardous Material or contamination in, on, under or affecting such properties or any surrounding site, and (B) neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release or contamination except as disclosed in the Company Reports. The Company and its Subsidiaries have not received any notice of, or entered into any order, settlement, contract, indemnity or decree relating to: (1) any violation of or liability under any Environmental Laws or the institution, pendency or threat of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws; or (2) the investigation, response to or remediation of Hazardous Material at or arising from any property. The properties currently owned or operated by the Company or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the conduct of business thereat and are in compliance with all Environmental Laws.


               (iii) Except as specifically disclosed on Section 5.1(k) of the Company Disclosure Schedule, none of the properties of the Company or any Subsidiary contains any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls and there are no other circumstances or conditions involving the Company or any Subsidiary that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law.

               (iv) The Company has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and other material environmental information in its possession relating to the Company or any Subsidiary or any of their current or former properties or operations.

          (l) Taxes. Except as set forth on Section 5.1(l) of the Company
              -----
     Disclosure Schedule, (i) the Company and its Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries, and all such returns and reports are correct and complete in all material respects; (ii) all Taxes shown to be payable on such returns or reports that are due prior to the date hereof have been timely paid; (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed or, to the Company's knowledge, has been threatened or is likely to be assessed by a taxing authority against the Company or any of its Subsidiaries other than deficiencies as to which adequate reserves have been provided for in the Company's consolidated financial statements; (iv) the Company has provided in accordance with GAAP adequate reserves in its consolidated financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns; (v) no claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that any of the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction; and
     (vi) neither the Company nor any Subsidiary has been included in any consolidated, combined or unitary tax return (other than for a group of which the Company is the common parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any Subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, "Taxes" means any
                                                              -----
     and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including taxes or other charges on or with respect to net or gross income, franchises, windfall or other profits, gross receipts, property, sales, use, Capital Stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges. Neither the Company nor any of its Subsidiaries is subject to any Tax sharing agreement. No payments to be made to any of the employees of the Company or any of its Subsidiaries will, as a direct or indirect result of the Offer or the consummation of the Merger, be subject to the deduction limitations of Section 280G of the Code.

          (m) Labor Matters. Except as disclosed in Section 5.1(m) of the
              -------------
     Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. The Company has previously made available to Parent correct and complete copies of all labor and collective bargaining agreements, Contracts or other agreements or understandings with a labor union or labor organization to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound (collectively, the "Company Labor Agreements"). The consummation of the Merger and the other transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any of the Company Labor Agreements.

          ((n) Brokers and Finders. Neither the Company nor any of its
              -------------------
     Subsidiaries, officers, directors, or employees or other Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Offer, the Merger or the other transactions contemplated by this Agreement, except that the Company has employed the Financial Advisor, the arrangements with which have been partially disclosed to Parent prior to the date hereof.

          (o) Certain Business Practices. Neither the Company, nor any of its
              --------------------------
     Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

          (p) Insurance. All material fire and casualty, general liability,
              ---------
     business interruption, product liability, title, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, and are in character and amount at least reasonable and customary to those carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually and in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (q) Intellectual Property. Except as specifically disclosed on Section
              ---------------------
     5.1(q) of the Company Disclosure Schedule, the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually and in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

          (r) Rights Plan.
              -----------

               (i) The Company's Board has taken all necessary action such that neither Parent, Merger Sub, nor any of Parent's other Subsidiaries will be a "Beneficial Owner" of and shall not be deemed to
                     ----------------
          "beneficially own" any Shares of the Common Stock as a result of the
           ----------------
          Offer, the Merger, this Agreement or any of the transactions contemplated by this Agreement, the terms "beneficially own" and
                                                     ----------------
          "Beneficial Owner" carrying the meaning ascribed to those terms in
           ----------------
          Section 1(c) of the Rights Agreement (the "Rights Agreement"), dated
                                                     ----------------
          as of April 3, 1989, between the Company and ChaseMellon Shareholder Services, L.L.C. (successor under the Rights Agreement to Security Pacific National Bank), as amended by an amendment dated as of March 23, 1999.

               (ii) Pursuant to Sections 7(a) and 13(b) of the Rights Agreement, on Closing Date the Rights Agreement and the rights of holders of rights thereunder shall be terminated.


          (s) Contracts. Except as set forth on Section 5.1(s) of the Company
              ---------
     Disclosure Schedule, which Section sets forth by paragraph the disclosures relating to this Section 5.1(s), neither the Company nor any of its Subsidiaries is a party to or bound by any material Contract:

               (i) pursuant to which a consent or waiver is or may be required prior to consummation of the Offer, the Merger or the other transactions contemplated by this Agreement;

               (ii) prohibiting or limiting its ability (A) to engage in any line of business, (B) to compete with any person, or (C) to disclose any confidential information in its possession (and not otherwise generally available to the public) that could reasonably be expected to have material commercial value;

               (iii) with any director, officer, employee, agent, consultant, advisor or representative for employment or for consulting, independent contracting or similar services or containing any severance or termination pay obligations;

               (iv) granting a Lien upon any of its properties or assets, except for Permitted Liens;

               (v) pursuant to which it purchases materials, supplies or equipment and which calls for future payments in excess of $250,000 in any year;

               (vi) that is a joint venture agreement, a license or a representative or distributorship agreement that purports to create a strategic partnership between the Company or any of its Subsidiaries and a representative or distributor;

               (vii) providing for the acquisition or disposition after the date of this Agreement of any significant amount of assets; or

               (viii)  not entered into in the ordinary course of business.

          (t) Real Property and Other Assets. Each piece of real property owned
              ------------------------------
     by the Company or its Subsidiaries is set forth on Section 5.1(t) of the Company Disclosure Schedule. The Company and each of its Subsidiaries has good, valid and marketable title to its respective properties and material assets, and a valid leasehold interest in all real and personal property leased by it, in each case free and clear of all Liens, except as set forth on Section 5.1(t) of the Company Disclosure Schedule, and except for Permitted Liens that are not substantial in amount and that do not detract from the value or impair the present use of any of the property or assets subject thereto or affected thereby or the business operations of the Company in any material respect.

     5.2. Representations and Warranties of Parent and Merger Sub. Parent and
          -------------------------------------------------------
Merger Sub each hereby represents and warrants to the Company as follows:

          (a) Organization, Good Standing and Qualification. Each of Parent and
              ---------------------------------------------
     Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, has not had and is not reasonably likely to have a Parent Material Adverse Effect (as defined in Section 9.2). Parent has made available to the Company a complete and correct copy of Parent's charter documents, as amended to the date hereof. Parent's charter documents so delivered are in full force and effect.

          (b) Ownership of Merger Sub. All of the issued and outstanding Capital
              -----------------------
     Stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are no (i) other outstanding shares of Capital Stock or other voting securities of Merger Sub, (ii) securities of Merger Sub convertible into or exchangeable for shares of Capital Stock or other voting securities of Merger Sub or (iii) options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any Capital Stock, other voting securities or securities convertible into or exchangeable for Capital Stock or other voting securities of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (c) Corporate Authority.
              -------------------

               (i) Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Offer and the Merger. Assuming due execution and delivery by the Company, this Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

               (ii) The Boards of Directors of Parent and Merger Sub have unanimously approved this Agreement and the Merger and the other transactions contemplated hereby, including, without limitation, the Offer.

          (d) Governmental Filings; No Violations.
              -----------------------------------

               (i) Other than the filings and/or notices (A) pursuant to Section 1.1, (B) under the HSR Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, and (D) required to be made with the NASD, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any Government Consents required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub, the Offer and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or Merger Sub, (B) a breach or violation of, or a default under, the acceleration of or the creation of a Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or any Law to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (e) Brokers and Finders. Neither Parent nor Merger Sub, nor any of
              -------------------
     their respective officers, directors, employees or other Affiliates, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.

          (f) Financing. Parent and Merger Sub have possession of, or have
              ---------
     available to them under existing lines of credit and on the Expiration Date of the Offer and at the Effective Time, Parent and Merger Sub will have possession of, or have available, all the funds necessary for the acquisition of all Shares pursuant to the Offer and to perform their respective obligations under this Agreement, including without limitation payment in full for all Shares validly tendered in the Offer or outstanding as of the Effective Time.

          (g) Share Exchange Option Agreement. Parent has entered into a binding
              -------------------------------
     agreement (the "Option Agreement") with Camfil AB ("Camfil") providing
                     ----------------                    ------
     that, should the transactions contemplated by this Agreement, including the purchase by Merger Sub of 100% of the Common Stock, be consummated and should the Common Stock be delisted from the Nasdaq National Market System and cease to be registered under the Exchange Act, Parent shall have the option to require Camfil to purchase all of its holdings of shares of the Surviving Corporation in exchange for shares of Camfil representing a minority interest therein (the "Transfer"). Following the Transfer, should it be effected, the Surviving Corporation would become a wholly owned subsidiary of Camfil. From the Transfer Date (as defined in the Option Agreement) forward, Camfil shall assume all of the obligations of Parent under this Agreement.

          (h) Environmental Reports. Parent has made available to the Company
              ---------------------
     copies of all written environmental reports received by it relating to any of the properties of the Company.

                                  ARTICLE VI

                                  COVENANTS

     6.1. Interim Operations. The Company covenants and agrees as to itself and
          ------------------
its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

          (a) The business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (b) It shall not, (i) issue, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any of its Subsidiaries' Capital Stock owned by it; (ii) amend its charter or bylaws, except for any amendment contemplated by this Agreement; (iii) split, combine or reclassify its outstanding shares of Capital Stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any Capital Stock; (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of its Capital Stock; or (vi) adopt a plan of complete or partial liquidation or dissolution, merger or otherwise restructure or recapitalize or consolidate with any Person other than Merger Sub or another wholly-owned Subsidiary of Parent;

          (c) Neither it nor any of its Subsidiaries shall (i) authorize for issuance or issue, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its Capital Stock of any class or any Voting Debt (other than Shares issuable pursuant to Company Options outstanding on the date hereof); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any other property or assets or incur or modify any material indebtedness or other liability (except for additional borrowings in the ordinary course under lines of credit in existence on the date hereof); (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business and except for obligations of Subsidiaries of the Company incurred in the ordinary course of business; (iv) make any loans to any other Person (other than to Subsidiaries of the Company or, customary loans or advances to employees in connection with business-related travel in the ordinary course of business consistent with past practices); or (v) make any commitments for, make or authorize any capital expenditures other than in amounts less than $250,000 individually and $1,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person;

          (d) Except as may be required to comply with applicable law or by existing contractual commitments, neither it nor any of its Subsidiaries shall (i) enter into any new agreements or commitments for any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees or consultants except for reasonable severance payments made to employees in the ordinary course of business and consistent with past practices, or (ii) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plan or increase or accelerate the salary, wage, bonus or other compensation of any employees or directors (except for increases occurring in the ordinary and usual course of business, which shall include normal periodic performance reviews and related compensation and benefit increases, but not any general across-the-board increases) or consultants or pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing Compensation and Benefit Plan;

          (e) Neither it nor any of its Subsidiaries shall, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles, practices or methods used by it;

          (f) Neither it nor any of its Subsidiaries shall revalue in any respect any of its material assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

          (g) Neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or terminate or materially amend or modify any of its material Contracts or waive, release or assign any material rights or claims;

          (h) Neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated;

          (i) Neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (j) Neither it nor any of its Subsidiaries will authorize or enter into any agreement to do any of the foregoing.

     6.2. Third Party Acquisitions.
          ------------------------

          (a) The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including the Financial Advisor or any other investment banker and any attorney, consultant or accountant retained by it or any of its Subsidiaries (collectively, "Company Advisors")) not to,
                                                ----------------
     directly or indirectly, initiate, solicit or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in Section 6.2(b)). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all Company Advisors not to engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as defined in Section 6.2(b)) relating to the proposal of a Third Party Acquisition, or otherwise attempt to make or implement a Third Party Acquisition; provided, however, that if at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that it is likely to be required in order for its members to comply with their fiduciary duties under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish non-public information with respect to the Company to any such person pursuant to a confidentiality agreement on terms substantially similar to the confidentiality agreement entered into between the Company and Parent prior to the execution of this Agreement and (y) participate in discussions and negotiations regarding such inquiry, proposal or offer; and provided, further, that nothing contained in this Agreement shall prevent the Company or the Company's Board from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any proposed Third Party Acquisition or withdrawing its recommendation of the Offer or the Merger pursuant to Section 6.2(b). The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all Company Advisors of the obligations undertaken in this Section 6.2(a). The Company agrees to notify Parent as promptly as reasonably practicable in writing if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisors, (ii) any confidential or other non-public information about the Company or any of its Subsidiaries is requested from the Company, any of its Subsidiaries or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its Subsidiaries or any of the Company Advisors, and thereafter shall keep Parent informed in writing, on a reasonably current basis, on the status of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

          (b) Except as permitted by this Section 6.2(b), the Company's Board shall not withdraw its recommendation of the Offer or the Merger and the other transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Company's Board determines in its good faith judgment, after taking into consideration the advice of its outside legal counsel, that it is likely to be required in order for its members to comply with their fiduciary duties under applicable law, the Company's Board may withdraw its recommendation of the Offer or the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below); provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.3(c). For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the
                 -----------------------
following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 15% or more
            -----------
of the total assets of the Company and its Subsidiaries, taken as a whole (other than the purchase of the Company's products in the ordinary course of business);
(iii) the acquisition by a Third Party of 15% or more of the outstanding Shares;
(iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of 15% or more of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets are equal to or greater than 15% of the annual revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, a "Superior Proposal" means any bona fide
                               -----------------
proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (after consultation with the Financial Advisor or another financial adviser of nationally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, including the availability of financing therefor and the payments contemplated by Section 8.5(b)(ii)) and more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

     6.3. Filings; Other Actions; Notification.
          ------------------------------------

          (a) If a vote of the Company's stockholders is required by law in order to consummate the Merger, the Company shall promptly, following consummation of the Offer, prepare and file with the SEC the Proxy Statement, which shall include the recommendation of the Company's Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. The Company shall also use its best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

          (b) Upon and subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.3 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or to agree to any material change in or material restriction on the operations of any such assets or businesses; provided, further, that nothing in this Section 6.3 shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Company or the Parent and its Subsidiaries after the Merger, taken as a whole, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Agency. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement, including the Proxy Statement. In exercising the foregoing right, the Company and Parent shall act reasonably and as promptly as practicable.

          (c) The Company and Parent have prior to the date hereof exchanged information relating to the HSR Filings, and the Company agrees to file under the HSR Act within one Business Day after the filing by Parent. Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with filings pursuant to the HSR Act, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity or other Person (including the NASD) in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

          (d) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any Third Party and/or any Governmental Entity alleging that the consent of such third party or Governmental Entity is or may be required with respect to the Offer, the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     6.4. Information Supplied. Each of Parent and the Company agrees, as to
          --------------------
information provided by itself and its Subsidiaries, that none of the information included or incorporated by reference in the proxy statement, if any, delivered by the Company to its stockholders in connection with the Merger and any amendment or supplement thereto (the "Proxy Statement") will, at the
                                              ---------------
time the Proxy Statement is cleared by the SEC, at the date of mailing to stockholders of the Company, and at the time of the Stockholders Meeting (as defined in Section 6.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.5. Stockholders Meeting.
          --------------------

          (a) If a vote of the Company's stockholders is required by law in order to consummate the Merger, the Company will, following consummation of the Offer, take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the
                --------------------
Proxy Statement is cleared by the SEC to consider and vote upon the approval of this Agreement. The Proxy Statement shall include a statement that the Company's Board approved this Agreement and recommended that the Company's stockholders vote in favor of this Merger, and the Company shall use all reasonable and customary efforts to solicit such approval; provided, however, that if the Company's Board determines in good faith, after taking into consideration the advice of its outside legal counsel, that the Proxy Statement not containing such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure of the Proxy Statement to contain such recommendation shall not constitute a breach of this Agreement. Notwithstanding the foregoing, if Parent, Merger Sub and/or any other Subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after consummation of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL.

          (b) Following the purchase of Shares, if any, pursuant to the Offer, Parent shall ensure that all such Shares purchased continue to be held by Parent, Merger Sub, and/or a direct or indirect wholly-owned Subsidiary of Parent until such time as the Merger is consummated. At the Stockholders Meeting, Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent, Merger Sub or any Subsidiary of Parent to be voted in favor of the Merger.

     6.6. Access. Upon reasonable notice, and except as may otherwise be
          ------
required by applicable law or relevant contractual provisions contained in such agreements, the Company shall (and shall cause its Subsidiaries to) (i) afford Parent's officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") access, during normal business
                                ---------------
hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, (ii) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company. All requests for information made pursuant to this
Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by its officers. All of the information provided to or obtained by Parent, its Affiliates and Representatives shall be treated as "Confidential Information" under, and the parties shall comply with, and shall cause their respective Representatives to comply with, all their respective obligations under, the Mutual Confidentiality Agreement entered into on December 31, 1999 between the Company and Camfil (the "Confidentiality Agreement").
                                              -------------------------
     6.7. Publicity. The initial press release concerning the Merger has been
          ---------
approved by Parent and the Company and thereafter the Company and its Subsidiaries, on the one hand, and Parent and Merger Sub, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity or other Person (including the New York Stock Exchange or the NASD) with respect hereto, except as may be required by law or by obligations pursuant to any listing agreement.

     6.8. Status of Company Employees; Employee Benefits. Parent agrees that
          ----------------------------------------------
following the Effective Time, the employees of the Company and its Subsidiaries who are employed by the Surviving Corporation or its Subsidiaries ("Company
                                                                    -------
Employees") shall continue participating in the employee benefit plans and
---------
arrangements maintained by the Company, and Parent shall cause the Surviving Corporation to honor in accordance with their terms all employee benefit obligations to current and former employees under the Compensation and Benefit Plans in existence on the date hereof (including, without limitation, the plans and agreements listed on Section 5.1(h)(i) of the Company Disclosure Schedule) and all employment or severance agreements entered into by the Company (collectively, the "Employment and Severance Agreements"); it being understood
                    -----------------------------------    -------------------
that nothing contained herein shall limit or restrict the ability of Parent or Camfil to modify or terminate any Compensation and Benefit Plan, or to merge any Compensation and Benefit Plan with any other plan, other than the Employment and Severance Agreements, following the Effective Time.

     6.9. Expenses. The Surviving Corporation shall pay all charges and
          --------
expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Sections 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

     6.10. Indemnification.
           ---------------

           (a) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time a director, officer, employee or agent of the Company or any of its Subsidiaries, excluding QF Filter Sdn. Bhd. (when acting in such capacity) (each individually, an "Indemnified Party", and
                                                       -----------------
collectively, the "Indemnified Parties"), against any costs or expenses
                   --------------------
(including reasonable attorneys' fees and expenses), judgments, settlement amounts, fines, losses, claims, demands, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or
 -----
investigation, whether civil, criminal or administrative (each, a "Claim")
                                                                   -----
arising out of matters existing or occurring prior to or after the Effective Time, whether threatened, asserted or claimed prior to, at or after the Effective Time, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director (including as a member of the Special Committee) or officer of the Company or any of its Subsidiaries including, without limitation, all Costs based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, including the Offer and the Merger, to the fullest extent that the Company would have been permitted under the DGCL and its certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such individual. Parent shall, or shall cause the Surviving Corporation to, pay all Costs in advance of the final disposition of any Claim to each Indemnified Party to the fullest extent provided in the Company's certificate of incorporation or bylaws as in effect on the date hereof, subject to receipt by Parent or the Surviving Corporation of an undertaking by or on behalf of such Indemnified Party contemplated by Section 145(e) of the DGCL. Without limiting the generality or effect of the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) and, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there is a conflict on any significant issue between the position of the Surviving Corporation and an Indemnified Party, the Indemnified Parties may retain counsel of their choice, which counsel shall be reasonably satisfactory to Parent and the Surviving Corporation (it being understood that Gibson, Dunn & Crutcher LLP is acceptable to Parent and the Surviving Corporation), and Parent shall, or shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. The Indemnified Parties as a group may not retain more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and the Merger Sub (or the Surviving Corporation after the Effective
Time) agree that all rights to indemnification, including provisions relating to advances of Costs incurred with respect to matters occurring through the Effective Time, shall survive six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the disposition of such Claim.

          (b) Any Indemnified Party wishing to claim indemnification under subsection (a) of this Section 6.l0, upon learning of any such Claim, shall promptly notify Parent and the Surviving Corporation thereof (but the failure so to notify Parent and the Surviving Corporation shall not relieve them from any liability which they may have under this Section 6.10 except to the extent such failure materially prejudices such party). In the event of any such Claim (whether arising before or after the Effective Time), Parent and the Surviving Corporation shall have the right to assume the defense of any Claim for which an Indemnified Party is entitled to indemnification under subsection (a) of this
Section 6.10 with counsel reasonably acceptable to such Indemnified Party (which right shall not affect the right of the Indemnified Parties to be reimbursed for fees and expenses of separate counsel under the circumstances specified in
Section 6.10(a)). Except as otherwise provided in this Section 6.10, neither the Parent nor the Surviving Corporation shall be liable to any such Indemnified Party for any legal expenses of other counsel or any other expenses incurred by such Indemnified Party in connection with the defense thereof after either the Parent or the Surviving Corporation, as the case may be, have assumed the defense of such Claim. The Indemnified Party will cooperate in all respects as reasonably requested by Parent or the Surviving Corporation, as the case may be, in the defense of any such matter and in connection therewith, shall be entitled to reimbursement by Parent of reasonable expenses incurred in connection therewith on a current basis. Neither Parent nor the Surviving Corporation, as the case may be, shall have any obligation hereunder to any Indemnified Party if and when a court shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated by this Section 6.10 is prohibited by law. If such indemnity is not available with respect to any Indemnified Party, then Parent, the Company and the Merger Sub (or the Surviving Corporation after the Effective Date), on the one hand, and the Indemnified Party, on the other hand, shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (c) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and estates. Nothing in this Section 6.10 shall limit in any way any other rights to indemnification that any current or former director or officer of the Company or any of its Subsidiaries may have by contract or otherwise.

          (d) Without limiting the effect of subsection (a) of this Section 6.10, from and after the Effective Time, the Surviving Corporation shall fulfill, assume and honor in all respects the obligations of the Company or any of its Subsidiaries pursuant to the Company's or any of its Subsidiaries' certificate of incorporation, bylaws and any indemnification agreement between the Company or any of its Subsidiaries, excluding QF Filter Sdn. Bhd., which is set forth on Section 6.10 of the Company Disclosure Schedule and any of their respective directors and officers existing and in force as of the Effective Time. The Surviving Corporation agrees that the indemnification obligations set forth in the Company's certificate of incorporation and bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, as of or prior to the Effective Time, Parent shall cause the bylaws of Merger Sub to reflect such provisions). No subsequent amendment of the provisions of the bylaws of the Surviving Corporation shall affect the indemnification obligations of Parent or the Surviving Corporation in any manner that would adversely affect the rights of the Indemnified Parties under this Section 6.10.

          (e) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Parent and Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.

     6.11. Other Actions by the Company and Parent. If any Takeover Statute is
           ---------------------------------------
or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect Merger. The respective
          ------------------------------------------------------
obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a) Stockholder Approval. If required by applicable law this Agreement
              --------------------
shall have been duly approved by holders of the number of Shares constituting at least the Company Requisite Vote.

          (b) Regulatory Consents. The waiting period applicable to the
              -------------------
consummation of the Merger under the HSR Act shall have expired or been terminated and, other than filing the Delaware Certificate of Merger, all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries, with, and all Government Consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be),\\ except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect.\\

          (c) Litigation. No court or other Governmental Entity of competent
              ----------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have
                             -----
instituted any proceeding seeking any such Order and such proceeding remains unresolved.

     7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of
          --------------------------------------------------
Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date it being understood that representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a Company Material Adverse Effect.

          (b) Performance of Obligations of the Company. The Company shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     7.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date it being understood that representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a Parent Material Adverse Effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of
              ---------------------------------------------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII

                                   TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and
          -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the stockholders of the Company, by mutual written consent of the Company, Parent and Merger Sub, or by action of their respective Boards of Directors.

     8.2. Termination by Either Parent or the Company. This Agreement may be
          -------------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company, by action of their respective Boards of Directors if (a) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall be entered (whether before or after the approval by the stockholders of the Company) and such Order is or shall have become nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (a) shall have used reasonable commercial efforts to remove or lift such Order, or (b) the Minimum Condition shall not have been satisfied on or before May 31, 2000.

     8.3. Termination by the Company. This Agreement may be terminated and the
          --------------------------
Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the stockholders of the Company, by the Company if:

          (a) (i) Merger Sub fails to commence the Offer as provided in Section
1.1 or (ii) after May 31, 2000, Merger Sub shall have failed to accept the Shares for payment pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to the Company if it has breached in any material respects its obligations under this Agreement in any manner that shall have proximately contributed to the failure referenced in this subsection (a);

          (b) the Offer is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder; provided, however, that the right to terminate this Agreement pursuant to this subsection (b) shall not be available to the Company if it has breached in any material respects its obligations under this Agreement in any manner that shall have proximately contributed to the termination or withdrawal of the Offer;

          (c) prior to Merger Sub's purchase of Shares pursuant to the Offer, the Company enters into a written agreement with respect to a Superior Proposal after complying with the procedures set forth in Section 6.2; provided, however, that notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by the Company pursuant to this subsection (c) shall not be deemed to violate or breach other obligations of the Company under this Agreement; or

          (d) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured prior to the earlier of (i) twenty
(20) days after written notice of such breach is given by the Company to Parent, and (ii) two (2) Business Days before the date on which the Offer expires.

     8.4. Termination by Parent and Merger Sub. This Agreement may be terminated
          ------------------------------------
and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the stockholders of the Company, by Parent and Merger Sub if:

          (a) After May 31, 2000, Merger Sub shall not have accepted Shares for payment pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to Parent and Merger Sub if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this subsection (a);

          (b) The Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement in a manner materially adverse to Parent or Merger Sub; or

          (c) Merger Sub shall have terminated the Offer in accordance with the provisions of Annex A; provided, however, that the right to terminate this Agreement pursuant to this subsection (c) shall not be available to Parent and Merger Sub if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the termination of the Offer.

     8.5. Effect of Termination and Abandonment; Termination Fee.
          ------------------------------------------------------

          (a) If this Agreement is terminated and the Merger abandoned pursuant to this Article VIII, this Agreement (other than as set forth in this Section
8.5 and in Section 9.1) shall become void and of no further effect with no liability of any party hereto (or any of its directors, officers, employees, agents, stockholders, legal, accounting and financial advisors or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any material breach of this Agreement.

          (b) (i) In lieu of any liability or obligation to pay damages, if (x) there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Company and (y) Parent shall have terminated this Agreement for any reason other than the failure of the waiting period under the HSR Act to have been satisfied, Parent shall pay to the Company a fee of 5% of the Transaction Value within sixty (60) calendar days of such termination.

               (ii) In lieu of any liability or obligation to pay damages, if
          (x) there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub and (y) the Company shall have the right to terminate this Agreement pursuant to Section 8.3(c), the Company shall pay to Parent within sixty (60) calendar days of such termination or, if earlier, concurrently with the closing of the transaction that is the subject of the Superior Proposal, a fee of 4% of the Transaction Value, plus an expense allowance of $1,000,000.

          (c) The parties acknowledge that the agreements contained in Section
8.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if any party fails promptly to pay the amounts required pursuant to
Section 8.5 and, in order to obtain such payment the other party commences a suit which results in a final nonappealable judgment against the defaulting party for such amounts, the defaulting party shall pay to the other party its costs and expenses (including attorneys' fees) in connection with such suit.

     8.6. Procedure for Termination. A termination of this Agreement pursuant to
          -------------------------
this Article VIII shall, in order to be effective, be in writing specifying the provision hereof pursuant to which such termination is made and shall require in the case of Parent, Merger Sub or the Company, action by its Board of Directors.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. Survival. This Article IX and the agreements of the Company, Parent
          --------
and Merger Sub contained in Sections 6.8 (Benefits), 6.9 (Expenses) and 6.10 (Indemnification) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section
6.9 (Expenses), Section 8.5 (Effect of Termination and Abandonment; Termination
Fee) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement and in any certificate or schedule delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Certain Definitions. For the purposes of this Agreement each of the
          -------------------
following terms shall have the meanings set forth below:

          (a) "Affiliate" means a Person that, directly or indirectly, through
               ---------
one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

          (b) "Business Day" means any day other than a day on which banks in
               ------------
the State of New York are authorized to close or the New York Stock Exchange is closed.

          (c) "Capital Stock" means common stock, preferred stock, partnership
               -------------
interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

          (d) "Company Material Adverse Effect " means a material adverse effect
               -------------------------------
on the financial condition, properties, business or results of operations of the Company and its Subsidiaries, taken as a whole (it being understood that the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (i) any adverse effect that is caused by conditions affecting the economy or security markets generally; (ii) any adverse effect that is caused by conditions generally affecting the primary industry in which the Company currently competes; and (iii) any adverse effect that is caused by the public announcement of the transactions contemplated by this Agreement or actions taken by Parent or its Subsidiaries after the date of this Agreement).

          (e) "Depositary" means ChaseMellon Shareholder Services, L.L.C., which
               ----------
will serve as the depositary for the Offer or its duly appointed successor.

          (f) "knowledge", "to the knowledge of", "has received no notice" and
               ---------    -------------------    ----------------------
similar terms with respect to any Person, means the current actual knowledge of such Person and if such Person is a corporation, the knowledge of the executive officers of the corporation.

          (g) "Lien" means, with respect to any asset, any mortgage, lien,
               ----
pledge, charge, security interest, encumbrance, hypothecation, title defect or adverse claim of any kind in respect of such asset.

          (h) "Parent Material Adverse Effect" means a material adverse effect
               ------------------------------
on the ability of Parent or Merger Sub to conduct the Offer or consummate the Merger or any of the other material transactions contemplated by this Agreement.

          (i) "Permitted Liens" means (i) Liens for Taxes or other governmental
               ---------------
assessments, charges or claims the payment of which is not yet due; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith; (iii) liens specifically identified as such in the Balance Sheet or the notes thereto; (iv) liens constituting or securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (v) any other Lien arising in the ordinary course of business, the imposition of which would not constitute a Company Material Adverse Effect; provided, however, that, with respect to each of the foregoing clauses (i) through (iv), to the extent that any such lien arose prior to the Audit Date and relates to, or secures the payment of, a liability that is required to be accrued on the Balance Sheet under GAAP, such lien shall not be a Permitted Lien unless accruals for such liability have been established therefor on the Balance Sheet in conformity with GAAP. Notwithstanding the foregoing, no lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Compensation and Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Compensation and Benefit Plan shall be a Permitted Lien.

          (j) "Person" means an individual, corporation (including not-for-
               ------
profit), partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.

          (k) "Subsidiary" or "Subsidiaries" of the Company, Parent, the
               ----------      ------------
Surviving Corporation or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other Person, as the case may be, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the Capital Stock, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. For greater certainty, in the case of the Company, "Subsidiary" includes QF Filter Sdn. Bhd.

     9.3. No Personal Liability. This Agreement shall not create or be deemed to
          ---------------------
create any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Merger Sub or Parent, or any of their respective officers, directors, employees, agents or representatives.

     9.4. Modification or Amendment. Subject to the provisions of applicable
          -------------------------
Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.5. Waiver of Conditions. The conditions to each of the parties'
          --------------------
obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

     9.6. Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.7. Governing Law and Venue; Waiver of Jury Trial.
          ---------------------------------------------

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 9.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE INITIAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

     9.8. Notices. Any notice, request, instruction or other document to be
          -------
given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

          If to Parent or Merger Sub:
          --------------------------

          Arne Karlsson
          Forvaltnings AB Ratos (publ.)
          Drottninggatan 2
          SE-111 96 Stockholm, Sweden
          Attention:  President
          Fax:  011-46-8-10-25-59

          with a copy to:
          --------------

          Michael M. Maney, Esq.
          Sullivan & Cromwell
          125 Broad Street
          New York, New York   10004
          Fax:  (212) 558-3588

          If to the Company:
          -----------------

          John C. Johnston
          Farr Company
          2201 Park Place
          El Segundo, CA 90245
          Attention:  President
          Fax:  (310) 536-9867
          with a copy to:
          --------------

          Robert K. Montgomery, Esq.
          Gibson, Dunn & Crutcher LLP
          2029 Century Park East
          Los Angeles, California  90067-3026
          Fax: (310) 551-8741

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.9. Entire Agreement. This Agreement (including any schedules, exhibits or
          ----------------
annexes hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     9.10. No Third Party Beneficiaries. Except as provided in Section 6.10
           ----------------------------
(Indemnification), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.11. Obligations of the Company, the Surviving Corporation, Parent and
           -----------------------------------------------------------------
Camfil. Whenever this Agreement requires a Subsidiary of the Company or Parent
------
and/or Camfil to take any action, such requirement shall be deemed to include an undertaking on the part of the Company, Parent or Camfil, as the case may be, to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Any obligation of Parent specified in this Agreement shall after the date of the Transfer be an obligation of Camfil only and not of Parent.

     9.12. Severability. The provisions of this Agreement shall be deemed
           ------------
severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.13. Interpretation. The table of contents and Article, Section and
           --------------
subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

     9.14. Assignment. This Agreement shall not be assignable by operation of
           ----------
law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void, provided that the Transfer contemplated by Section 5.2(g) shall not violate this Section 9.14.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                              FARR COMPANY

                              By: Jack Meany
                                 __________________________
                              Name: Jack Meany
                              Title: Chairman



                              FORVALTNINGS AB RATOS

                              By: Bo Jungner
                                 __________________________
                              Name: Bo Jungner
                              Title: Senior Investment Manager



                              RATOS ACQUISITION CORP.

                              By: Bo Jungner
                                 __________________________
                              Name: Bo Jungner
                              Title: Senior Investment Manager

                                     ANNEX A

                             CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer or this Agreement, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Merger Sub's obligation to pay for or return tendered shares after termination or withdrawal of the Offer, neither Merger Sub nor Parent shall be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and, if required by Section 1.1(b) of this Agreement, Merger Sub shall extend the Offer by one or more extensions until May 31, 2000, as provided in Section 1.1(b) of the Agreement, and, except as otherwise provided in this Agreement, may terminate the Offer at any time after May 31, 2000 if (i) less than the number of Shares necessary to satisfy the Minimum Condition have been tendered pursuant to the Offer prior to the expiration of the Offer and not withdrawn; (ii) any applicable waiting period under the HSR Act has not expired or terminated prior to the Expiration Date of the Offer; or (iii) at any time after the date of this Agreement, and before acceptance for payment of any Shares, any of the following events shall occur and be continuing on or after May 31, 2000:

          (a) There shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any domestic or foreign court or other Governmental Entity (other than the application of the waiting period provisions of the HSR Act to the Offer or to the Merger) that, in the reasonable judgment of Merger Sub, would be expected to, directly or indirectly, (i) prohibit or impose any material limitations on Merger Sub, Camfil or Parent's ownership or operation of all or a material portion of the Company's businesses or assets, or compel Merger Sub, Camfil or Parent to dispose of or hold separate any material portion of its businesses or assets or, where applicable, its Subsidiaries' business or assets, or the business or assets of the Company or its Subsidiaries, in each case taken as a whole, (ii) prohibit, or make illegal, the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, (iii) result in the material delay in or restrict the ability of Merger Sub, or render Merger Sub unable, to accept for payment, pay for or purchase some or all of the Shares, or (iv) impose material limitations on the ability of Merger Sub effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

          (b) (i) The representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect as of the date of this Agreement and as of consummation of the Offer as though made on or as of such date (except for representations and warranties made as of a specified date) but only if the respects in which the representations and warranties made by the Company are inaccurate would in the aggregate have a Company Material Adverse Effect, (ii) the Company shall have failed to comply with its covenants and agreements contained in this Agreement in all material respects which failure is likely to have a Company Material Adverse Effect and, with respect to any breach or failure described in clause (b)(i) or (b)(ii) above that can be cured, the breach or failure shall not have been cured prior to ten (10) Business Days after Merger Sub has furnished the Company written notice of such breach or failure, or (iii) there shall have occurred any events or changes which have had or which are likely to have a Company Material Adverse Effect; or

          (c) There shall have occurred and continue to exist (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks, or any limitation (whether or not mandatory) by any Governmental Entity on, or other event materially adversely affecting, the extension of credit by lending institutions in the United States, or (iii) a commencement of a war or armed hostilities directly involving the United States, which has and continues to have a material adverse effect on the trading of securities on the New York Stock Exchange.

     In any event, Merger Sub may terminate the Offer immediately if:

          (a) The Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger, or recommended another proposal or offer for the acquisition of the Company, or the Board of Directors of the Company shall have resolved to do any of the foregoing; or

          (b) This Agreement shall have terminated in accordance with its terms.

          The foregoing conditions, other than the Minimum Condition, are for the sole benefit of Parent and Merger Sub and may be waived upon the mutual agreement of Parent and Merger Sub, in whole or in part at any time and from time to time. The failure by Merger Sub or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time, except as otherwise provided in this Agreement.

                          Company Disclosure Schedule

                               Section 5.1(a)(i)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE

                              Place of         Jurisdictions in    Percentage
Company Name:                 Incorporation    Which Qualified     Ownership
---------------------------   -------------    ----------------    ----------
FARR COMPANY                    Delaware       Arizona, Arkansas,        100
                                               California, Florida,
                                               Georgia, Illinois,
                                               Massachusetts,
                                               Michigan, Mississippi,
                                               North Carolina, New Jersey,
                                               New York, Oklahoma, Pennsylvania,
                                               Tennessee,
                                               Texas, Utah, Washington

FARR INC.                    Quebec, Can.      British Columbia,         100
                                               Manitoba, Ontario

FARR COMPANY INTERNATIONAL
                             California        none                      100

FARR CAYMAN ISLANDS          Cayman Islands    none                      100

FARR FILTRATION LIMITED      England           none                      100

FARR FILTRES FRANCE          France            none                      100

FARR INTERNATIONAL, INC.
                             Virgin Islands    none                      100

QF FILTER SDN. BHD.          Malaysia          none                       50

METALCRAFT FILTERS, INC.
                             North Carolina    none                      100
(no assets, not operating-to be dissolved shortly)

                                Section 5.1(f)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE


(i)   None.

(ii)  None.

(iii) None.

(iv)  None.

Since the Audit Date, Employment Continuation Agreements have been adopted for the benefit of the Company which involve John Johnston, Richard Larson, Steve Pegg and John Vissers. Copies of these agreements, each of which is dated February 15, 2000, have been provided to Parent.

The Company purchased land and improvements in Robersonville North Carolina in the first quarter of 2000.

                                Section 5.1(g)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE

(i) Hydro-Quebec, Plaintiff, vs. Pratt & Whitney Canada, Inc. and Pratt & Whitney Canada, Inc. vs. Farr Inc. This action, which was filed in the province of Quebec, district of Montreal, arises out a claim that damages of $948,000.00 (Canadian) were caused by an alleged failure of filters supplied by Farr Inc. to Pratt & Whitney Canada, Inc. on equipment sold to Hydro-Quebec.

(ii) Matters responsive to 5.1(g)(ii) are set forth in Schedule 5.1(k).

                               Section 5.1(h)(i)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE

COMPENSATION AND BENEFIT PLANS:
-------------------------------

Farr Company 401(k) Retirement Plan, as Restated January 1, 1996
Farr Company Employee General Insurance Plan under MetLife policy No. 101035-G Farr Company Employee Benefit Plan under Group Benefit Agreement effective 1/1/96
Farr Company Personal Accident Insurance Plan for Office Employees (Hartford Policy Form 7582, employee paid, voluntary participation)
Farr Company Short Term Disability Plan (MetLife Group Policy No. 101035-G, employee paid, voluntary participation)
Farr Company Supplementary Executive Savings Plan adopted November 21, 1995
1983 Stock Option Plan For Key Employees of Farr Company
1993 Stock Option Plan For Key Employees of Farr Company
1991 Stock Option Plan For Non-Employee Directors of Farr Company
Non-Qualified Deferred Compensation Plan, dated July 31, 1987
Deferred Compensation Plan for Directors dated April 30, 1981
Deferred Compensation Plan for Directors dated November 5, 1980
Sheet Metal Production Workers Group Insurance Benefit Plan
Teamsters Health and Welfare Plan (part of 1997-2000 Agreement with Local 986) Teamsters Incentive Plan (part of 1997-2000 Agreement with Local 986)
Teamsters Dental and Prescription Drug Plan (part of 1997-2000 Agreement with Local 986)
Teamsters Death Benefit Plan (part of 1997-2000 Agreement with Local 986) Teamsters Pension Plan (part of 1997-2000 Agreement with Local 986)
Farr Company 2000 Management Incentive Plan (to be adopted March 26, 2000) Employment Continuation Agreements of: John Johnston, Richard Larson, Steve Pegg and John Vissers dated February 15, 2000
Employment Agreement of H. Jack Meany dated September 15, 1999
Annuity contract from Mutual of Omaha Life Insurance Company (which funds the pension benefit of H. Jack Meany pursuant to his September 15, 1999 Employment Agreement)
Trust Agreement dated January 17, 2000 between Farr Company and Farmers and Merchants Trust Company for the benefit of H. Jack Meany
Farr Inc. Pension Plan for Salaried Employees Amended and Restated as of January 1, 1992
Farr Filtration Limited Pension Plan created as of June 30, 1980

The Company and its Subsidiaries are also party to various other employment related agreements, job offer letters and arrangements entered into in the ordinary course of business, and have other policies, arrangements or agreements, either written or oral, regarding employment, termination, severance, compensation, medical or health. The Company has disclosed all of such agreements, plans, policies or arrangements which either individually or in the aggregate are material to the Company and its Subsidiaries or which cover either the officers or directors of the Company.

CONSUMMATION TRIGGERED EFFECTS
-------------------------------

The vesting of stock options issued under the following three plans may be accelerated:
1983 Stock Option Plan For Key Employees of Farr Company
1993 Stock Option Plan For Key Employees of Farr Company
1991 Stock Option Plan For Non-Employee Directors of Farr Company

Employment Continuation Agreements dated February 15, 2000 with John Johnston, Steve Pegg, Richard Larson and John Vissers provide for severance payments to be made in the event their employment is terminated under certain circumstances during a period commencing on the change of control of the Company and running for twenty-four (24) months.

                              FARR COMPANY  - OUTSTANDING STOCK OPTIONS


                            Total #     Option             No. Of                    Exerciseable   Non-vested
                                                           ISO's :                     to date      to date
                                               ----------------------------------------------------------------
 Date of      Name of       of shs.      price   Exerc'd.   Cancelled     Cummul.        # of         # of
  grant       Grantee       granted     per sh.  Cur.yr.     Cur.yr.       # Ex.&       shares       shares
                                                                            Canc
----------------------------------------------------------------------------------------------------------------
EMPLOYEE'S ISO PLAN :
------------------------

20-Mar-96   Banks, M.          1,125.0    4.111       0.0           0.0         0.0       1,125.0           0
15-JUL-97   Benson, S.         3,000.0   10.667       0.0           0.0         0.0       1,500.0       1,500
16-Feb-99   Benson, S.         2,000.0    9.500       0.0           0.0         0.0         500.0       1,500
28-MAR-94   Chickering,        1,125.0    2.833       0.0           0.0         0.0       1,125.0           0
            G.
28-MAR-95   Chickering,        2,250.0    3.056       0.0           0.0         0.0       2,250.0           0
            G.
29-APR-97   Chickering,        1,500.0    8.000       0.0           0.0         0.0         750.0         750
            G.
20-MAR-96   Hunt, H.           2,250.0    4.111       0.0           0.0         0.0       2,250.0           0
16-Feb-99   Huza, M.           2,000.0    9.500       0.0           0.0         0.0         500.0       1,500
12-JAN-95   Johnston, J.      99,000.0    2.222       0.0           0.0         0.0      99,000.0           0
29-APR-97   Johnston, J.      30,000.0    8.000       0.0           0.0         0.0      15,000.0      15,000
25-MAR-98   Johnston, J.      22,500.0   12.750       0.0           0.0         0.0      11,250.0      11,250
16-Feb-99   Johnston, J.      15,000.0    9.500       0.0           0.0         0.0       3,750.0      11,250
29-APR-97   Jones, C.          3,000.0    8.000       0.0           0.0         0.0       1,500.0       1,500
25-MAR-98   Jones, C.          3,000.0   12.750       0.0           0.0         0.0       1,500.0       1,500
16-Feb-99   Jones, C.          2,000.0    9.500       0.0           0.0         0.0         500.0       1,500
20-MAR-96   Karas, D.          1,125.0    4.111       0.0           0.0         0.0       1,125.0           0
15-JUL-97   Larson, R.        15,000.0   10.667       0.0           0.0         0.0       7,500.0       7,500
25-MAR-98   Larson, R.        22,500.0   12.750       0.0           0.0         0.0      11,250.0      11,250
16-Feb-99   Larson, R.         5,000.0    9.500       0.0           0.0         0.0       1,250.0       3,750
28-MAR-95   Martin, J.         1,125.0    3.056       0.0           0.0       843.8         281.0           0
29-APR-97   Martin, J.         1,500.0    8.000       0.0           0.0       375.0         375.0         750
16-Feb-99   Meany, H.J.      250,000.0    9.500       0.0           0.0         0.0     250,000.0           0
28-MAR-95   Mignacco, D.       2,250.0    3.056       0.0           0.0       563.0       1,687.0           0
29-APR-97   Mignacco, D.       1,500.0    8.000       0.0           0.0         0.0         750.0         750
16-Feb-99   Mignacco, D.       2,000.0    9.500       0.0           0.0         0.0         500.0       1,500
16-Feb-99   Morgan, L.         2,000.0    9.500       0.0           0.0         0.0         500.0       1,500
20-Mar-96   Ozgowicz, M.       1,125.0    4.111       0.0           0.0       843.0         282.0           0

                               Options Outstanding

                                at end of period

----------------------------------------------------------
 Date of                           # of          Option
  grant                           shares         Price

----------------------------------------------------------
EMPLOYEE'S ISO PLAN                          ( QTD >>>>>>)
-------------------

20-Mar-96                           1,125.0       4,625.00
15-JUL-97                           3,000.0      32,000.00
16-Feb-99                           2,000.0      19,000.00
28-MAR-94                           1,125.0       3,187.50

28-MAR-95                           2,250.0       6,875.00

29-APR-97                           1,500.0      12,000.00

20-MAR-96                           2,250.0       9,250.00
16-Feb-99                           2,000.0      19,000.00
12-JAN-95                          99,000.0     220,000.00
29-APR-97                          30,000.0     240,000.00
25-MAR-98                          22,500.0     286,875.00
16-Feb-99                          15,000.0     142,500.00
29-APR-97                           3,000.0      24,000.00
25-MAR-98                           3,000.0      38,250.00
16-Feb-99                           2,000.0      19,000.00
20-MAR-96                           1,125.0       4,625.00
15-JUL-97                          15,000.0     160,000.00
25-MAR-98                          22,500.0     286,875.00
16-Feb-99                           5,000.0      47,500.00
28-MAR-95                             281.3         859.38
29-APR-97                           1,125.0       9,000.00
16-Feb-99                         250,000.0   2,375,000.00
28-MAR-95                           1,687.0       5,154.72
29-APR-97                           1,500.0      12,000.00
16-Feb-99                           2,000.0      19,000.00
16-Feb-99                           2,000.0      19,000.00
20-Mar-96                             282.0       1,159.33

29-APR-97   Ozgowicz, M.       1,500.0    8.000       0.0     0.0       750.0           0.0         750         750.0       6,000.00

03-Aug-98   Pegg, S.          20,000.0   10.750       0.0     0.0         0.0       5,000.0      15,000      20,000.0     215,000.00

16-Feb-99   Pegg, S.           5,000.0    9.500       0.0     0.0         0.0       1,250.0       3,750       5,000.0      47,500.00

12-MAR-91   Semonza            1,575.0    4.778       0.0     0.0         0.0       1,575.0           0       1,575.0       7,525.00

18-MAR-92   Semonza            2,250.0    5.000       0.0     0.0         0.0       2,250.0           0       2,250.0      11,250.00

28-MAR-94   Semonza            3,375.0    2.833       0.0     0.0         0.0       3,375.0           0       3,375.0       9,562.50

28-MAR-95   Semonza            2,250.0    3.056       0.0     0.0         0.0       2,250.0           0       2,250.0       6,875.00

29-APR-97   Thornburg,         1,500.0    8.000       0.0     0.0         0.0         750.0         750       1,500.0      12,000.00

            D.
28-MAR-94   Vissers, J.        2,250.0    2.833       0.0     0.0         0.0       2,250.0           0       2,250.0       6,375.00

28-MAR-95   Vissers, J.        2,250.0    3.056       0.0     0.0         0.0       2,250.0           0       2,250.0       6,875.00

29-APR-97   Vissers, J.        3,000.0    8.000       0.0     0.0         0.0       1,500.0       1,500       3,000.0      24,000.00

16-Feb-99   Vissers, J.        2,000.0    9.500       0.0     0.0         0.0         500.0       1,500       2,000.0      19,000.00

28-MAR-94   Vu, H.             4,500.0    2.833       0.0     0.0         0.0       4,500.0           0       4,500.0      12,750.00

28-MAR-95   Vu, H.             2,250.0    3.056       0.0     0.0         0.0       2,250.0           0       2,250.0       6,875.00

29-APR-97   Vu, H.             1,500.0    8.000       0.0     0.0         0.0         750.0         750       1,500.0      12,000.00

16-Feb-99   Whittaker,         2,000.0    9.500       0.0     0.0         0.0         500.0       1,500       2,000.0      19,000.00

            P.
Subtotals - EE ISO plan        552,075                                              448,950      99,750       548,700  $   4,439,323

------------------------------------------------------------------------------------------------------------------------------------


NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN :
----------------------------------------

                                                                                        0.0                       0.0           0.00


28-Jul-94   Batinovich,        4,500.0    2.389       0.0     0.0         0.0       4,500.0                   4,500.0      10,750.00

            R.
28-Mar-95   Batinovich,        4,500.0    3.056       0.0     0.0         0.0       4,500.0                   4,500.0      13,750.00

            R.
20-Mar-96   Batinovich,        4,500.0    4.111       0.0     0.0         0.0       4,500.0                   4,500.0      18,500.00

            R.
18-Feb-97   Batinovich,        4,500.0    7.667       0.0     0.0         0.0       4,500.0                   4,500.0      34,500.00

            R.
17-Feb-98   Batinovich,        4,500.0   11.000       0.0     0.0         0.0       4,500.0                   4,500.0      49,500.00

            R.
16-Feb-99   Batinovich,        4,500.0    9.500       0.0     0.0         0.0       4,500.0                   4,500.0      42,750.00

            R.
24-Mar-91   Bermingham,        4,500.0    4.056       0.0     0.0         0.0       4,500.0                   4,500.0      18,250.00

            R.
05-May-92   Bermingham,        4,500.0    4.111       0.0     0.0         0.0       4,500.0                   4,500.0      18,500.00

            R.
23-Mar-93   Bermingham,        4,500.0    2.222       0.0     0.0         0.0       4,500.0                   4,500.0      10,000.00

            R.
28-Mar-94   Bermingham,        4,500.0    2.833       0.0     0.0         0.0       4,500.0                   4,500.0      12,750.00

            R.
12-Sep-95   Bermingham,        4,500.0    4.056       0.0     0.0         0.0       4,500.0                   4,500.0      18,250.00

            R.
20-Mar-96   Bermingham,        4,500.0    4.111       0.0     0.0         0.0       4,500.0                   4,500.0      18,500.00

            R.
18-Feb-97   Bermingham,        4,500.0    7.667       0.0     0.0         0.0       4,500.0                   4,500.0      34,500.00

            R.
17-Feb-98   Bermingham,        4,500.0   11.000       0.0     0.0         0.0       4,500.0                   4,500.0      49,500.00

            R.
16-Feb-99   Bermingham,        4,500.0    9.500       0.0     0.0         0.0       4,500.0                   4,500.0      42,750.00

            R.
18-Feb-97   Brown, D.          4,500.0    7.667       0.0     0.0         0.0       4,500.0                   4,500.0      34,500.00

17-Feb-98   Brown, D.          4,500.0   11.000       0.0     0.0         0.0       4,500.0                   4,500.0      49,500.00

16-Feb-99   Brown, D.          4,500.0    9.500       0.0     0.0         0.0       4,500.0                   4,500.0      42,750.00

28-Apr-98   Gerstell, F.       4,500.0   13.000       0.0     0.0         0.0       4,500.0                   4,500.0      58,500.00

16-Feb-99   Gerstell, F.       4,500.0    9.500       0.0     0.0         0.0       4,500.0                   4,500.0      42,750.00

28-Mar-95   Kimes, J.          4,500.0    3.056       0.0     0.0         0.0       4,500.0                   4,500.0      13,750.00

20-Mar-96   Kimes, J.          4,500.0    4.111       0.0     0.0         0.0       4,500.0                   4,500.0      18,500.00

18-Feb-97   Kimes, J.          4,500.0    7.667       0.0     0.0         0.0       4,500.0                   4,500.0      34,500.00

17-Feb-98   Kimes, J.          4,500.0   11.000       0.0     0.0         0.0       4,500.0                   4,500.0      49,500.00

16-Feb-99   Kimes, J.          4,500.0    9.500       0.0     0.0         0.0       4,500.0                   4,500.0      42,750.00

24-Mar-91   Meany              4,500.0    4.056       0.0     0.0         0.0       4,500.0                   4,500.0      18,250.00

05-May-92   Meany              4,500.0    4.111       0.0     0.0         0.0       4,500.0                   4,500.0      18,500.00

23-Mar-93   Meany              4,500.0    2.222       0.0     0.0         0.0       4,500.0                   4,500.0      10,000.00

28-Mar-94   Meany              4,500.0    2.833       0.0     0.0         0.0       4,500.0                   4,500.0      12,750.00


16-Jul-96   Sullivan, J.       4,500.0    5.722       0.0     0.0         0.0       4,500.0                   4,500.0      25,750.00

18-Feb-97   Sullivan, J.       4,500.0    7.667       0.0     0.0         0.0       4,500.0                   4,500.0      34,500.00

17-Feb-98   Sullivan, J.       4,500.0   11.000       0.0     0.0         0.0       4,500.0                   4,500.0      49,500.00

16-Feb-99   Sullivan, J.       4,500.0    9.500       0.0     0.0         0.0       4,500.0                   4,500.0      42,750.00

                                                                                        0.0                       0.0           0.00

------------------------------------------------------------------------------------------------------------------------------------

Subtotals Director Plan        148,500                                              148,500           0       148,500  $     991,750

------------------------------------------------------------------------------------------------------------------------------------

Combined Plans' Totals         700,575                                              597,450      99,750       697,200  $   5,431,073

------------------------------------------------------------------------------------------------------------------------------------


                                Section 5.1(i)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE

The Company is currently barred from making sales directly into the United Arab Emirates or Bahrain until it reaches satisfactory arrangements to terminate its moribund relationships with previously existing commercial sales agents in these countries.

                                Section 5.1(k)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE

(ii)
The Company has disposed of Hazardous Material in a manner which led to claims against the Company for contribution to the costs to clean up two former landfill sites being administered by the United States Environmental Protection Agency. These sites were both in California, the Operating Industries, Inc. Landfill Superfund Site and the Casmalia, Landfill Superfund Site. The Company was eligible to and participated in de minimus settlements for both sites. The de minimus payments have been made and no further expense associated with these sites is anticipated.

There have been releases of Hazardous Material at the following current or former properties owned or leased by the Company as follows:

Former Properties
-----------------
Rialto, California (remediation completed) Rosecrans Avenue property in El Segundo, California (remediation completed)

Current Properties
------------------
All items specifically identified as potentially requiring remediation in the phase I or phase II reports prepared in anticipation of the transaction by Environmental Strategies Corporation at the direction of Sullivan and Cromwell concerning the Company's existing properties. These include relatively minor or moderate contamination, and similarly immaterial expense for potential remediation at facilities in Delano, California; Crystal Lake, Illinois and Jonesboro, Arkansas.

At the Company's Birmingham, England facility there have been releases of chlorinated solvents at the location of the current and a prior above ground solvent storage tank and hydrocarbons at the location of underground storage tanks. These releases have caused contamination of the soil with hydrocarbons and chlorinated solvents. The levels of contamination and details of the investigation have been disclosed to Parent. The specific results of tests for the chlorinated solvent investigation is attached as annex 5.1(k)(ii).

There have been releases of Hazardous Material (fuel oil and other materials) at the Company's Robersonville, North Carolina facility by prior owners. These releases were reported to governing authorities and remedial work completed prior to purchase of the property by the Company.

(iii)
The Company's manufacturing facilities, including the recently purchased property in Robersonville, North Carolina, contain asbestos-containing materials and lead products in a variety of applications common to their time of construction. Asbestos containing materials are present in varying quantities in floor tiles, pipe and other insulating materials and ceiling materials. Lead containing materials are present in paint, plumbing fixtures, piping and solder. To the Company's knowledge none of such applications pose a threat to human health or safety and do not require remediation under any currently applicable Environmental Laws.

Underground storage tanks ("USTs") are present at the following Company properties:

     Robersonville, North Carolina (1 UST)
     Washington, North Carolina (1 UST)
     Birmingham, England (3 USTs)

                                                                ANNEX 5.1(K)(ii)




Preliminary Summary of Detectable Concentrations in Soil Samples (mg/kg)

------------------------------------------------------------------------------------------------------------------------------------

Compound                                Sample Number        SB1A   SB1B     SB2A     SB2B     SB3A   SB3B   SB4A     SB5A     SB5B
                                        Depth (m bgl)        1-1.1  4.5-4.6  0.5-0.6  4.7-4.8  3-3.1  4.9-5  1.5-2.6  0.5-0.6  1.9-2

------------------------------------------------------------------------------------------------------------------------------------

TPH                                                          600    nd       76       nd       2,100  80     1,140    na       na
Benzene                                                      nd     nd       nd       nd       0.20   nd     nd       nd       nd
Toluene                                                      nd     nd       0.009    nd       1.82   nd     nd       0.22     0.006

Ethylbenzene                                                 nd     nd       nd       nd       1.74   nd     nd       nd       nd
Xylene                                                       nd     nd       nd       nd       7.95   nd     nd       0.30     0.011

1,1 dichloroethene                                           na     na       na       na       na     na     na       0.26     0.007

2,2 dichloroethene                                           na     na       na       na       na     na     na       6.79     0.087

1,1,1 trichloroethane                                        na     na       na       na       na     na     na       9.44     0.043

Trichloroethene                                              na     na       na       na       na     na     na       121      0.72

Tetrachloroethene                                            na     na       na       na       na     na     na       0.46     0.006

Trimethylbenzene                                             na     na       na       na       na     na     na       0.13     nd
Total PAHs                                                   7.1    nd       4.5      nd       nd     nd     nd       0.2      nd
Di-n-butylphthalate                                          nd     0.6      0.8      1.1      nd     nd     nd       nd       0.9
------------------------------------------------------------------------------------------------------------------------------------


nd - not detectable
na - not analysed

                    ENVIRONMENTAL SETTING AT 411150 284200

1.1    Geology, Hydrogeology And Hydrology

       The site is underlain by the Keuper Marls, which is the confining layer for the Triassic Sandstone (a regional major aquifer). The Keuper Marls are predominantly silty mudstone with occasional variable beds of fine-grained sandstone, siltstone and gypsum. The Keuper Marls attains a maximum thickness of 300m. The boulder clays appear to be present near the site.

       The Keuper Marl is classified as a non aquifer by the Environment Agency, which can yield small supplies where sandstone beds are locally present. Groundwater flow within the strata is likely to be fissure and fracture dominated and springs are rare.

       The nearest water courses the River Cole, located some 1km to the west of the site, and Grand Union Canal, some 500m north of the site. The River Cole and Grand Union Canal have been classified by Environment Agency as Quality D (Fair) and Canal Quality C (Fair) respectively.

1.2    Historic and Neighbouring Land-Use

       Historic Land Use

       .    1888 to 1904: open ground or agricultural
       .    1916 to 1938: the site was occupied by Bowden Brake Works
       .    1939 to 1955: the site appeared to have been heavily industrialised
            (no Info)
       .    1956 to 1982: the site and surrounding areas have been occupied by a variety of industrial works.

       Environmental Setting

       A database search conducted within a 1km radius of the site revealed the following:

       .    Three water abstraction sites
       .    22 discharge consents and one red-listed discharge consent
       .    Two landfill sites including the one BGS recorded
       .    One prosecution relating to controlled waters
       .    32 pollution incidents to controlled waters
       .    Three waste treatment or disposal sites
       .    8 waste transfer sites, two of which are located within 250m
       .    6 IPC registered waste sites

1.3    Over Site Sensitivity
       Overall sensitivity of the site appears to be low to medium given the site is underlain by the Keuper Marls (non aquifer).

       References:

       Environment Agency, 1994. Policy and practice for the protection of groundwater, Severn Trent Region.

       British Geological Survey, 1978. Geological map (one inch series). Solid and drift edition (Sheet 168).

       Ordnance Survey, 1992. Sheet 139 (1:50000).

       Groundwater Vulnerability Map Sheet 22 (1:100000)

                                Section 5.1(l)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE

The Company has failed to timely pay property taxes on unimproved land it owns in Copperas Cove, Texas and such taxes are now a lien on the property. The Company intends to deed the property back to the City of Copperas Cove in lieu of payment of the taxes.

The State of Florida asserted that the Company was obligated to report and pay taxes in Florida. The Company subsequently investigated its obligation to do so and in response became qualified to do business in the State of Florida in 1999, satisfied all reporting requirements and paid all back taxes owed.

Please refer to Schedule Section 5.1(h) regarding payment to be made to employees of the Company and 280G of the Code.

                                Section 5.1(m)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE




TEAMSTERS UNION LOCAL 986.

SHEET METAL WORKERS INTERNATIONAL ASSOCIATION LOCAL 371

METALLURGISTES UNIS D'AMERIQUE, LOCAL 8990

A.E.E.U. and M.S.F.U.

                                Section 5.1(q)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE


The Company continues to manufacture products and pay license fees (in Canada through Farr Inc.) for products covered by a now expired license with American Warming and Ventilating Inc., dated May 9, 1988, a relationship which has been in existence for approximately 36 years.

                                Section 5.1(s)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE


(i)
Business Loan Agreement for $10,000,000 dated May 13, 1999 between Bank of America and the Company (as amended August 26, 1999).

Loan agreement for $2,000,000 Canadian (revolving overdraft facility) dated May 21, 1999 between Hong Kong Bank of Canada and Farr Inc.

Joint Venture Agreement between Farr Company and Quest Technology SDN BHD, dated as of April 15, 1997.

Standard Industrial/Commercial Multi-Tenant Lease - Gross between Farr Company and Fujita Investors of California dated January 17, 1997. (Lease for Santa Fe Springs, California facility)

(ii)
Joint Venture Agreement between Farr Company and Quest Technology SDN BHD, dated as of April 15, 1997.

Expired license between Farr Inc. and American Warming and Ventilating Inc. dated May 9, 1988.

Private Label Supply Agreement For Heavy Duty Marine Products between Farr Company and Racor Division of Parker-Hannifin Corporation dated as of December 1, 1999.

License agreements identified in subsection 5.1(s)(vi).

(iii)
Agreements with officers are described in Schedule Section 5.1(h)(i).

(iv)
Bank Guarantee Facility between Bank Bumiputra Malaysia Berhad and QF Filter SDN BHD dated 5th February 1998 for RM40,000.00.

(v)
International Private Label Agreement between Farr Company and Delta Filtration dated January 19, 2000.

(vi)
Joint Venture Agreement between Farr Company and Quest Technology SDN BHD, dated as of April 15, 1997.

STRATEGIC PARTNERS*                          CITY, STATE
-------------------                          -----------
AIR FILTER SYSTEMS, INC.                     CONWAY, AR
AIR FILTER SYSTEMS, INC. (BRANCH)            FORT SMITH, AR
AIR FILTER SYSTEMS, INC. (BRANCH)            SPRINGDALE, AR
FILT-AIRE CORPORATION                        DARBY, PA
AIR FILTER SALES & SERVICE                   TUCKER, GA
THERMAL RECOVERY SYSTEMS INC.                TUCKER, GA
EXFIL                                        KALAMAZOO, MI
EXFIL (BRANCH)                               INDIANAPOLIS, IN
EXFIL (BRANCH)                               NILES, MI
EXFIL BRANCH)                                STERLING HEIGHTS, MI
EXFIL (BRANCH)                               WYOMING, MI
JORBAN-RISCOE ASSOCIATES, INC.               LENEXA, KS
JORBAN-RISCOE ASSOCIATES, INC. (BRANCH)      WICHITA, KS
FILTRATION SYSTEMS, INC.                     ST. LOUIS PARK, MN
GENERAL AIRE SYSTEMS, LLC                    KENILWORTH, NJ
FILT-AIRE CORPORATION                        DARBY, PA
FILTRATION SALES & ENGINEERING               HOUSTON, TX
MARSHALL, NEIL & PAULEY                      HOUSTON, TX

*Strategic Partnership agreements are on the Company's standard form of strategic partner covenant delivered to Parent with the exception of variations which are not material.

INTERNATIONAL LICENSE AGREEMENTS*            CITY, COUNTRY
---------------------------------            -------------

CASIBA S.A.                                  BUENOS AIRES, ARGENTINA
WILECTEC CO., LTD.                           HONG KONG, CHINA
ANFILCO LTD.                                 GURGAON, INDIA
NIHON SPINDLE GIKEN CO. LTD.                 AMAGASAKI, JAPAN
DONGHO CORPORATION                           PUCHUN CITY, SOUTH KOREA
INDUSTRIAS FILVAC S.A. DE C.V.               MEXICO CITY, MEXICO
TAYMAC                                       CHRISTCHURCH, NEW ZEALAND
GENMECH ENGINEERING (S) PTE LTD              SINGAPORE
MSA (AFRICA PTY) LTD                         SOUTH AFRICA
ANTUNG TRADING CORP.                         TAIPEI HSIEN, TAIWAN
QF FILTER SDN. BHD.                          KUALA LUMPUR, MALAYSIA

*License agreements, with the exception of the license with the Company's joint venture, QF Filter SDN. BHD., are all on a relatively standard form, copies of which have been delivered to Parent, and which are similar with the exception of variations which are not material.

(vii)
Total capital expenditure approvals for the year 2000 budget of approximately $3,170,000, plus approximately $500,000 for the big round filter project approved in January 2000, of which the significant items are: crane and associated equipment for big round filter project approx. $200,000; powder coat paint system $852,000; automated assembly equipment for

30/30 line approx. $321,000; manipulator welding system approx. $129,000; plate bending machine for big round filter project approx. $80,000.

(viii)
Employment Continuation Agreements and employment arrangements with H. Jack Meany as disclose in Schedule Section 5.1(h)(i).

Letter of understanding with Tucker Anthony Cleary Gull dated November 9, 1999 concerning services as exclusive financial advisor to the Company.

                                Section 5.1(t)
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE


UNITED STATES
-------------
2201 Park Place, El Segundo, California
4749 Pleasant Hill Road, Memphis, Tennessee
9501 Airport Road, Jonesboro, Arkansas
5883 Robersonville Product Road, Robersonville, North Carolina
1008 Hwy. 70A, Conover, North Carolina
500 S. Main Street, Crystal Lake, Illinois
500 Industrial Way, Corcoran, California
1815 Glenwood Street, Delano, California
805 North West Street, Holly Springs, Mississippi
Industrial Circle, Copperas Cove, Texas (subject to tax liens as described in Schedule 5.1(l))

CANADA
------
2785 Avenue Francis Hughes, Laval, Quebec

UNITED KINGDOM
--------------
272 Kings Road, Tyseley, Birmingham, England

MALAYSIA
--------
79 Jalan Telawi, Bangsar Baru, 59100 Kuala Lumpur, Malaysia

Exceptions to warranty of good, valid and marketable title:
------------------------------------------------------------

9501 Airport Road, Jonesboro, Arkansas*

1. Deed of Trust dated 2/3/94. Principal amount is not disclosed. Mortgagor is Farr Company. Mortgagee is Bank of America National Trust and Savings Association.

2. Financing Statement filed on 12/27/85 by the City of Jonesboro listing Farr Company.

3. A judgment was filed against Farr Company by the State of Arkansas and a Certificate of Assessment was filed by the state on 7/7/99 against the property. Amount $20,087.07

500 S. Main Street, Crystal Lake, IL*

1. Mortgage by Farr Company to First Commercial Bank, dated 3/24/87. Amount $8,000,000.

805 North West Street, Holly Springs, Mississippi*

1. Deed of Trust by Farr Company to Mississippi Business Finance Corporation. Dated 8/8/91. Amount $2,500,000.

2201 Park Place, El Segundo, California*

1.   Deed of Trust to Santa Monica Bank for $5,660,000.

* The Company represents and warrants that the underlying debt obligations listed above for properties in Jonesboro, Arkansas; El Segundo, California; Crystal Lake, Illinois and Holly Springs, Mississippi have been extinguished by satisfaction of the amounts owed prior to December 31, 1999.

                                 Section 6.10
                                    of the
                       FARR COMPANY DISCLOSURE SCHEDULE


None